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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4) Date Filed:

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 22, 2008

VOTING METHODS

        The accompanying Proxy Statement describes important issues affecting Target Corporation (Target). If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

  1.
  BY INTERNET

  a.
  Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

  b.
  Enter the 12-digit number that appears in the box on the right side of the proxy card or on your Notice of Internet Availability of Proxy Materials.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free 1-800-690-6903, 24 hours a day, seven days a week.

  b.
  Enter the 12-digit number that appears in the box on the right side of the proxy card or on your Notice of Internet Availability of Proxy Materials.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  (Do not mail the proxy card if you are voting by Internet or telephone.)

  a.
  Mark your selections on the proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. You must have an admission ticket in order to attend. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 12, 2008.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATAERIALS

        Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 22, 2008.

        The Proxy Statement and Annual Report are available at www.investorEconnect.com.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. Pacific Daylight Time, on Thursday, May 22, 2008
PLACE	Target Store 350 West Lake Mead Parkway Henderson, Nevada 89115-7088

This location allows us to showcase our latest general merchandise store design in the latter stages of construction prior to opening. This store is scheduled to open in July 2008. The near-completed construction status of this store also provides sufficient space to accommodate shareholders for our Annual Meeting.
MEETING FORMAT
The meeting will include prepared remarks by our Chairman and our CEO, followed by a live, interactive question and answer session with senior executives. A live webcast of the meeting will be accessible on our website at www.target.com/investors. Cameras and recording devices are not permitted at the meeting.
ITEMS OF BUSINESS	(1) To elect four directors for three-year terms.
(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 24, 2008.
ANNUAL REPORT	Our 2007 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown under "Voting Methods" and have your proxy card or Notice of Internet Availability of Proxy Materials in hand to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown under "Voting Methods" and have your proxy card or Notice of Internet Availability of Proxy Materials in hand, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Timothy R. Baer Corporate Secretary

Approximate Date of Mailing of Proxy Material
or Notice of Internet Availability: April 7, 2008

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 22, 2008

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at the Target Store, 350 West Lake Mead Parkway, Henderson, Nevada, 89115-7088 on Thursday, May 22, 2008, at 11:00 a.m., Pacific Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting. In addition, our management will report on Target's performance during fiscal 2007 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record at the close of business on the record date, March 24, 2008, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on the record date. Each share of common stock will have one vote on each matter to be voted on.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. If you are a shareholder of record and plan to attend, please contact Target's Investor Relations department by email at investorrelations@target.com or by telephone at (612) 761-6742 to request a ticket. If you hold shares through an intermediary, such as a bank or broker, and you plan to attend, you will need to send a written request for a ticket either by regular mail, fax or email, along with proof of share ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership to: Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403 (fax: 612-761-5555 or email: investorrelations@target.com). Requests for admission tickets will be processed in the order in which they are received and must be received no later than May 12, 2008. Cameras and recording devices are not permitted at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 799,355,296 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

        You may vote by completing and properly signing the enclosed proxy card and returning it to us in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials. "Street name" shareholders should follow the voting instructions on the proxy form received from the institution that holds their shares.

May I vote confidentially?

        Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (SEC). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary at least two business days prior to the Annual Meeting either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth in the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

    FOR election of the director nominees (see pages 4-12); and

    FOR ratification of the appointment of Ernst & Young LLP as Target's independent registered public accounting firm (see page 47).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors.    A director nominee must receive more votes "For" his or her election than "Against" votes to be elected. A properly executed proxy marked "Withhold" with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum, but will not be considered to have been voted for or against the director nominee. If a director nominee who is an incumbent receives more "Against" votes than "For" votes, the director nominee will remain on the board until he or she resigns. Our Corporate Governance Guidelines require an incumbent director who receives more "Against" votes than "For" votes to promptly offer to tender his or her resignation. The Nominating Committee will make a recommendation on the offer and the other directors must accept or reject the offer within 90 days and publicly disclose its decision and rationale.

          Other Items.    For ratification of the appointment of our independent registered public accounting firm and any other items that properly come before the meeting, the affirmative vote of the greater of (i) a majority of the outstanding shares of our common stock entitled to vote on the item and present in person or by proxy at the Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting, will be required for approval provided that a quorum is present in person or by proxy. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this Proxy Statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and employees may solicit proxies personally or by email, telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended February 2, 2008, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on "Investors" and "Annual Reports"). For additional printed copies, please contact our Investor Relations representative by email at investorrelations@target.com, by mail at the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or online at www.target.com (click on "Investors" and "Request Printed Materials").

How may I receive materials through the Internet?

        As described more specifically in the immediately preceding question, you can obtain copies of our proxy materials, Annual Report and other periodic reports and information under the "Investors" section of our web site, www.target.com. You can also register at this same location to receive email alerts when we post new information on our web site (click on "E-Mail Alerts").

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

        Shareholders may request electronic delivery of our proxy materials and Annual Report online at www.target.com (click on "Investors" and "Enroll for E-Delivery"). To receive other shareholder information, contact us via email at investorrelations@target.com.

ITEM ONE—ELECTION OF DIRECTORS

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class II directors for three-year terms expiring in 2011 and until their successors are elected. The four nominees are Roxanne S. Austin, James A. Johnson, Mary E. Minnick and Derica W. Rice. All of the nominees are currently directors.

        The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Nominating Committee of our Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

        Our restated articles of incorporation, as amended, provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than five or more than 21 persons. Directors are divided into three classes with one class elected each year for a term of three years. The Board of Directors currently consists of four Class I directors whose terms expire at the 2010 Annual Meeting, four Class II directors whose terms expire at this Annual Meeting, and five Class III directors whose terms expire at the 2009 Annual Meeting.

        Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page 14 for a table showing the number of shares of Target common stock beneficially owned by each director as of March 12, 2008.

Director	Principal Occupation and Other Information	Age	Director Since

Roxanne S. Austin Class II Nominee for term expiring in 2011	Roxanne S. Austin is President of Austin Investment Advisors, a private investment and consulting firm, a position she has held since January 2004. She previously served as Executive Vice President of Hughes Electronics Corp., a provider of digital television entertainment and technology services, and as President and Chief Operating Officer of its subsidiary, DIRECTV, Inc., from June 2001 until December 2003 when Hughes was acquired. She is a director of Abbott Laboratories, Teledyne Technologies Incorporated and a director-elect of LM Ericsson Telephone Company.	47	2002

Calvin Darden Class I Term expires in 2010	Calvin Darden is Chairman of the Atlanta Beltline, Inc., an urban revitalization project for the City of Atlanta, a position he has held since February 2006. He previously served as Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company, until his retirement in February 2005. He joined UPS in 1971 and held various operational and managerial positions throughout his career with UPS. He is a director of Coca-Cola Enterprises, Inc. and Cardinal Health Corp.	58	2003
Mary N. Dillon Class III Term expires in 2009	Mary N. Dillon is Executive Vice President and Global Chief Marketing Officer of McDonald's Corporation, a global restaurant company, a position she has held since October 2005. Prior to joining McDonald's, Ms. Dillon was President of the Quaker Foods division of PepsiCo Corporation from September 2004 to September 2005, and Vice President of Marketing of Quaker Foods from September 2002 to September 2004.	46	2007
James A. Johnson Class II Nominee for term expiring in 2011	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm, a position he has held since April 2001. He is a director of The Goldman Sachs Group, Inc., KB Home, UnitedHealth Group Incorporated and Forestar Real Estate Group, Inc.	64	1996

Richard M. Kovacevich Class III Term expires in 2009	Richard M. Kovacevich is Chairman of the Board of Wells Fargo & Company, a banking and financial services company, a position he has held since April 2001. He also served as Chief Executive Officer of Wells Fargo & Company from 1998 until his retirement in June 2007. He is also a director of Cargill, Inc. and Cisco Systems, Inc.	64	1996
Mary E. Minnick Class II Nominee for term expiring in 2011	Mary E. Minnick is a partner of Lion Capital, a private investment firm, a position she has held since May 2007. Prior to joining Lion Capital, she completed a 23-year career with the Coca-Cola Company, a manufacturer, marketer and distributor of nonalcoholic beverage concentrates and syrups, in February 2007. At Coca-Cola, she served in a variety of global executive positions ranging from general management to marketing, new products and sales. Most recently, she was Executive Vice President and President of Marketing, Strategy and Innovation.	48	2005
Anne M. Mulcahy Class I Term expires in 2010	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Citigroup Inc., Fuji Xerox Co. Ltd. and The Washington Post Company.	55	1997

Derica W. Rice Class II Nominee for term expiring in 2011	Derica W. Rice is Senior Vice President and Chief Financial Officer of Eli Lilly and Company, a pharmaceutical company, a position he has held since May 2006. From July 2003 to May 2006 he served as Eli Lilly's Vice President-Controller, and prior to that he served in other management positions at Eli Lilly.	43	2007
Stephen W. Sanger Class I Term expires in 2010	Stephen W. Sanger is Chairman of the Board of General Mills, Inc., a consumer food products company, a position he has held since 1995. He also served as Chief Executive Officer of General Mills from 1995 to September 2007. He is also a director of Wells Fargo & Company.	62	1996
Gregg W. Steinhafel Class I Term expires in 2010	Gregg W. Steinhafel is President of Target, a position he has held since 1999. He began his career at Target as a merchandising trainee in 1979. Since that time, he has held various management positions. He will become our Chief Executive Officer on May 1, 2008 following Mr. Ulrich's retirement. He is also a director of The Toro Co.	53	2007

George W. Tamke Class III Term expires in 2009	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm, a position he has held since March 2000. He is a director of Culligan Ltd., Hertz Global Holdings, Inc. and ServiceMaster Global Holdings, Inc.	60	1999
Solomon D. Trujillo Class III Term expires in 2009	Solomon D. Trujillo is Chief Executive Officer and a director of Telstra Corporation Limited, a telecommunications company, positions he has held since July 2005. From February 2003 to March 2004, he served as Chief Executive Officer of Orange S.A., a telecommunications company.	56	1994
Robert J. Ulrich Class III Term expires in 2009	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of Target. He began his retailing career as a merchandising trainee in Target's department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target in 1994. He will be retiring as our Chief Executive Officer on May 1, 2008, but will remain as Chairman of the Board.	64	1993

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Independence

        The Board of Directors believes that a preponderance of its members should be independent directors. The Board annually reviews all relationships that directors have with Target to affirmatively determine whether the directors are independent. If a director has a material relationship with Target, that director is not independent. The listing standards of the New York Stock Exchange (NYSE) set forth certain relationships which, if present, preclude a finding of independence. To assist the Board in making its independence determination, the Board has determined that the following relationships will be considered categorically immaterial and will not, by themselves, impair a director's independence:

  •
  If the director or any of the director's immediate family members is an executive officer of another company that does business with Target and the annual payments by Target to, or the receipt of payments by Target from, such other company is less than the greater of (i) $1,000,000 or (ii) two percent of the annual consolidated gross revenues of such other company.

  •
  If the director or any of the director's immediate family members is an executive officer of another company from which Target has obtained loans, if the relationship was entered into in the ordinary course of business and on terms substantially consistent with prevailing market conditions.

  •
  If the director or any of the director's immediate family members is an executive officer of a foundation, university or other not-for-profit organization that receives from Target or its foundation contributions less than the greater of (i) $1,000,000 or (ii) two percent of the not-for-profit organization's aggregate annual charitable receipts during its fiscal year. For this purpose, any automatic matching of employee charitable contributions by Target or its foundation is not included in determining Target's contributions.

  •
  If the relationship arises solely because the director or any of the director's immediate family members is a director, the owner of a less than 10% equity interest, or both, of another entity that has a business relationship with Target.

        In light of the preceding standards, the Board has affirmatively determined that the following directors, who include all of the non-management directors and a substantial majority of the Board, met the requirements for independence: Directors Austin, Darden, Dillon, Johnson, Kovacevich, Minnick, Mulcahy, Rice, Sanger, Tamke and Trujillo.

        In making its independence determination the Board specifically considered the following relationships and concluded that they are categorically immaterial (under the standards listed above):

    •
    Ordinary course purchases from companies of which a director is, or during fiscal 2007 was, an executive officer:

    •
    Eli Lilly (Mr. Rice)

    •
    General Mills (Mr. Sanger)

    •
    McDonald's (Ms. Dillon)

    •
    Xerox (Ms. Mulcahy)

    •
    Banking relationships with companies of which a director is, or during fiscal 2007 was, an executive officer:

    •
    Wells Fargo (Mr. Kovacevich)

    •
    Ordinary course purchases from companies that are owned by investment firms in which a director is, or during fiscal 2007 was, a partner:

    •
    Lion Capital (Ms. Minnick)

    •
    Clayton, Dubilier & Rice (Mr. Tamke)

Corporate Governance Documents Available on Our Website

        Copies of our key corporate governance documents are available on our website (www.target.com; click on "Investors" and "Corporate Governance"). These documents include our Corporate Governance Guidelines, Position Descriptions or charters for each of the Board's committees, our Business Conduct Guide and our Corporate Responsibility Report. Any shareholder who wishes to obtain hard copies of these documents may do so by submitting a request to our Investor Relations department by email at investorrelations@target.com or by writing to Investor Relations, Target Corporation, 1000 Nicollet Mall, TPN-1146, Minneapolis, MN 55403.

Board Meetings

        The Board of Directors met six times during fiscal 2007. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. At the end of each regular Board meeting, the non-management directors were given an opportunity to meet in executive session without members of management present. We do not have a policy regarding Board member attendance at the Annual Meeting of Shareholders. Only Messrs. Ulrich and Steinhafel attended last year's Annual Meeting of Shareholders.

Committees

        The Board has the following committees and committee composition:

	Executive	Nominating	Compensation	Audit	Finance	Corporate Responsibility	Corporate Governance
Roxanne Austin*	M			C	M		M
Calvin Darden*	M	M	M			M	M
Mary Dillon*	M						M
James Johnson*	M		C			M	C
Richard Kovacevich*	M	M		M			M
Mary Minnick*	M				M	M	M
Anne Mulcahy*	M			M	C		M
Derica Rice*	M						M
Stephen Sanger*	M	C	M				M
Gregg Steinhafel
George Tamke*	M	M		M	M		M
Solomon Trujillo*	M		M			C	M
Robert Ulrich	C

*  Independent Director

M - Member

C - Committee Chair

A description of each Committee's function and number of meetings during fiscal 2007 follows.

Executive Committee

        The Executive Committee reviews Target's managerial capabilities and requirements, senior management succession plans and other matters of concern to the Chief Executive Officer. The Executive Committee met twice during fiscal 2007; however, each meeting of the Board of Directors typically begins with a private meeting among the non-management directors and the Chief Executive Officer.

Nominating Committee

        The Nominating Committee identifies individuals qualified to become Board members, considers their qualifications and recommends candidates and incumbents for election as a director. The Nominating Committee also nominates candidates to fill Board vacancies.

        The Nominating Committee will consider a recommendation by a shareholder of a candidate for election as a Target director. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to our Corporate Secretary on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May).

        Our Corporate Governance Guidelines set forth the optimal size, balance and rotation of the membership of the Board. These criteria require that a preponderance of the Board should consist of independent directors. Any management representation should be top corporate management that have the potential to be Chief Executive Officer. Board members should have broad perspective, experience, knowledge and independence of judgment. Members should represent a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Regional balance is recognized as highly desirable, and a high degree of interest and involvement are prime requisites for membership. Non-management directors have 20-year term limits. Directors must retire at age 68 and must submit a resignation for consideration by the Board upon any substantial change in principal employment.

        When evaluating prospective director candidates, the Nominating Committee conducts individual evaluations against the criteria stated in the Corporate Governance Guidelines. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. The Nominating Committee has retained two third-party search firms to assist in identifying potential director candidates. Ms. Minnick and Mr. Rice, each of whom are standing for election for the first time since being appointed to the Board, were each recommended by former independent directors of Target.

        The Nominating Committee met two times during the last fiscal year.

Compensation Committee

        The Compensation Committee has responsibility for reviewing all aspects of executive officer compensation and making recommendations with respect to CEO compensation to the independent members of the board, which has final approval authority. This responsibility includes reviewing our compensation philosophy, plan design, choice of performance measures for incentive compensation, and specific compensation levels and equity awards for each executive officer. The compensation committee also reviews the compensation provided to non-management directors and makes recommendations to the full Board. Agendas for Compensation Committee meetings are developed jointly by the chair of the Committee and members of our senior management team, with input from the Committee's independent consultant, Semler Brossy Consulting Group, LLC.

        The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation but may delegate to management the administrative aspects of our compensation plans that do not involve the setting of compensation levels for executive officers. Additional information on the role of management and compensation consultants in our compensation process is contained in the

Compensation Discussion and Analysis beginning on page 17. The Compensation Committee held four meetings during the last fiscal year.

Audit Committee

        The Audit Committee assists the Board with the oversight of the integrity of Target's financial statements and internal controls, the compliance with legal and regulatory requirements, the review and approval of transactions with related persons, the independent auditor's qualifications and independence, and the performance of our internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" and qualify as "audit committee financial experts" for purposes of applicable NYSE and SEC rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on pages 47-48. The Audit Committee held five meetings during the last fiscal year.

Finance Committee

        The Finance Committee reviews our financial policies, dividend policy, financing requirements, compliance with indenture covenants and employee benefit plan investment policies. The Finance Committee held two meetings during the last fiscal year.

Corporate Responsibility Committee

        The Corporate Responsibility Committee reviews and evaluates our public affairs and community relations programs, including the community giving programs of the Target Foundation. The Corporate Responsibility Committee held one meeting during the last fiscal year.

Corporate Governance Committee

        The Corporate Governance Committee oversees our corporate governance practices. The Corporate Governance Committee held one meeting during the last fiscal year.

Lead Director

        Mr. Johnson is the Vice Chairman of the Executive Committee and functions as our lead independent director. As lead director, Mr. Johnson:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  serves as liaison between the Chairman of the Board and the non-management directors;

  •
  conducts the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent directors;

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  has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

Communications with Directors

        Shareholders and other interested parties seeking to communicate with any individual director or group of directors may send correspondence to Target Board of Directors, c/o General Counsel and Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an email to boardofdirectors@target.com. Communications directed to Board members will be sent to the General Counsel and Corporate Secretary, who has been instructed by the Board to forward all communications, except those that are clearly unrelated to Board or shareholder matters.

CERTAIN RELATIONSHIPS

        Robert J. Ulrich, our CEO and the Chairman of our Board of Directors, is also the founder and a director of the Musicial Instrument Museum (Museum), a not-for-profit 501(c)(3) organization. Michael R. Francis, an executive officer of Target, serves as a director of the Museum. The Museum is in the start-up stage and has not yet opened. Since fiscal 2006, we have supported the Museum only through in-kind (non-cash) support consisting primarily of services provided by our team members. Those services have included, but are not limited to, participating in concept development; assisting with site acquisition and building design; facilitating third-party partnerships related to museum construction, content and operations; and assisting with marketing strategy. Team member support of the Museum was provided both during and outside normal business hours in a manner similar to our support of other arts and charitable organizations, and while the extent to which individual team members supported the Museum in fiscal 2007 varied, it was generally consistent with the level of support we provide to our most significant charitable partners. The team members who devoted the greatest amount of time during fiscal 2007 to the Museum were Mr. Ulrich, Mr. Francis and a part-time team member whose primary role is assisting our charitable partners. In addition, we allowed the Museum to occupy some vacant office space that we control and one of our subsidiaries has agreed to provide sourcing services to the Museum. We did not charge for the office space and the sourcing services were provided in exchange for a fee based on the value of the sourced items. The amount of the fee was consistent with what that subsidiary charged unrelated third parties for similar services.

        Curtis J. Ulrich and Jacqueline D. Byers are employees of Target and are children of Mr. Ulrich. The compensation and benefits received by each of them were established in accordance with our compensation policies applicable to employees holding comparable positions.

        During fiscal 2007 Target utilized the services of two companies in which the brother of John D. Griffith, an executive officer of Target, has a direct or indirect material interest. Those companies performed consulting services and maintenance services for equipment in a number of Target Stores. The amount paid by Target for these services in fiscal 2007 was approximately $335,000.

Policy on Transactions with Related Persons

        The Board of Directors has adopted a written policy which requires that any transaction involving Target in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a material interest be approved or ratified by the Board or a designated committee of the Board if the amount involved exceeds $120,000. The Audit Committee has general responsibility for reviewing these transactions; however, the Compensation Committee will conduct this review if the matter involves employment of an immediate family member. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board's annual director independence review. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to Target than those involving unrelated parties.

        All transactions disclosed above were reviewed and approved or ratified in accordance with this policy.

BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Target common stock (our only outstanding class of equity securities) owned beneficially on March 12, 2008 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 28, and all Target directors and executive officers as a group. The column captioned "Total Shares Beneficially Owned" is the sum of issued shares and shares potentially issuable within 60 days. The column captioned "Common Stock Equivalents" is provided to present a more complete view of each person's economic ownership of Target common stock.

Name of Individual or Number of Persons in Group	Issued Shares Beneficially Owned		Shares Potentially Issuable within 60 Days(1)	Total Shares Beneficially Owned(2)	Common Stock Equivalents(3)
Roxanne S. Austin	2,388		39,916	42,304	2,089
Calvin Darden	2,901		26,697	29,598	2,755
Mary Dillon	0		12	12	3,305
James A. Johnson	11,116		82,275	93,391	3,690
Richard M. Kovacevich	61,569		61,487	123,056	2,089
Mary E. Minnick	886		2,902	3,788	8,387
Anne M. Mulcahy	7,114		16,239	23,353	2,362
Derica W. Rice	0		12	12	3,305
Stephen W. Sanger	26,168		86,002	112,170	11,759
George W. Tamke	10,334		70,351	80,685	2,089
Solomon D. Trujillo	36,653		78,101	114,754	900
Robert J. Ulrich	871,947	(4)(5)(6)	2,765,172	3,637,119	169,570
Douglas A. Scovanner	84,060	(4)(5)(7)	527,886	611,946	106,774
Gregg W. Steinhafel	199,150	(4)(5)	727,654	926,804	331,424
Michael R. Francis	37,029	(5)	246,096	283,125	49,937
John D. Griffith	14,207	(5)	281,271	295,478	52,172
All directors and executive officers as a group (21 persons)	1,421,549	(5)	5,419,617	6,841,166	790,963

(1)
Includes shares of common stock that the named individuals may acquire on or before May 11, 2008 pursuant to exercisable stock options and the conversion of restricted stock units.

(2)
All directors and executive officers as a group own less than 1% of Target's outstanding common stock. The persons listed have sole voting and investment power with respect to the shares listed except that Mr. Sanger has shared voting and investment power over 10,775 shares.

(3)
These amounts represent (i) the share equivalents of Target common stock held under Target's deferred compensation plans as of March 12, 2008, which are payable in cash and (ii) restricted stock units that are scheduled to convert into shares of our common stock more than 60 days after March 12, 2008.

(4)
Includes restricted stock awards that remain subject to forfeiture if the executive's employment terminates prior to age 55 or if the executive does not comply with advance notice of resignation requirements. These share totals are as follows: Mr. Ulrich—348,657; Mr. Steinhafel—106,016; and Mr. Scovanner—53,724.

(5)
Includes shares of common stock owned by executive officers in the Target 401(k) Plan as of March 12, 2008.

(6)
Includes 6,600 shares of common stock held by an estate of which Mr. Ulrich is the personal representative. Mr. Ulrich disclaims beneficial ownership of such shares.

(7)
Includes 3,000 shares of common stock held in a trust of which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

Largest Owners of Target's Shares

        The table below sets forth certain information as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities (percent of class based on shares outstanding on March 12, 2008):

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class
Pershing Square Capital Management, L. P 888 Seventh Avenue, 29th Floor New York, New York 10019	80,511,667(1)	9.9%
Capital World Investors 333 South Hope Street Lost Angeles, California 90071	70,108,350(2)	8.7%
Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	68,857,400(3)	8.5%
State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110	67,957,426(4)	8.4%
Deutsche Bank AG Theodore-Heuss-Allee 70 60468 Frankfurt am Mein Federal Republic of Germany	49,659,726(5)	6.1%
The Growth Fund of America, Inc 333 South Hope Street Los Angeles, California 90071	44,784,502(6)	5.5%

(1)
Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC, Pershing Square Holdings GP, LLC and William A. Ackman (collectively "Pershing") reported their collective beneficial ownership on a Schedule 13D/A filed with the SEC on January 16, 2008. The filing indicates that as of January 15, 2008 Pershing had sole voting power for 0 shares, shared voting power for 80,511,667 shares, sole dispositive power for 0 shares and shared dispositive power for 80,511,667 shares. The number of shares reported as beneficially owned includes an unspecified number of shares that may be acquired within 60 days under physically-settled over-the-counter American-style call options. The filing states that as of January 15, 2008 Pershing had a total economic exposure to 104,916,080 shares of Target common stock, which would represent 12.63% of total common shares outstanding as of that date, including Pershing's ownership of cash-settled total return swaps.

(2)
Capital World Investors ("CWI") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 11, 2008. The filing indicates that as of December 31, 2007, CWI had sole voting power for 9,404,000 shares, shared voting power for 0 shares, sole dispositive power for 70,108,350 shares and shared dispositive power for 0 shares.

(3)
Capital Research Global Investors ("CRGI") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 11, 2008. The filing indicates that as of December 31, 2007, CRGI had sole voting power for 25,873,700 shares, shared voting power for 0 shares, sole dispositive power for 68,857,400 shares, and shared dispositive power for 0 shares.

(4)
State Street Bank and Trust Company ("State Street"), trustee under Target's 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 12, 2008. The filing indicates that as of December 31, 2007, State Street had sole voting power for 23,928,411 shares, shared voting power for 44,029,015 shares, sole dispositive power for 0 shares and shared dispositive power for 67,957,426 shares.

(5)
Deutsche Bank AG reported the beneficial ownership of it and its subsidiaries and affiliates (collectively "DB") on a Schedule 13G filed with the SEC on February 8, 2008. The filing indicates that as of December 31, 2007, DB had sole voting power for 49,659,726 shares, shared voting power for 0 shares, sole dispositive power for 49,659,726 shares and shared dispositive power for 0 shares.

(6)
The Growth Fund of America, Inc. ("GFA") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 12, 2008. The filing indicates that as of December 31, 2007, GFA had sole voting power for 44,784,502 shares, shared voting power for 0 shares, sole dispositive power for 0 shares and shared dispositive power for 0 shares.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        Our compensation programs are structured to align the long-term interests of our executives and our shareholders. They are designed to attract, retain, and motivate a premier management team to sustain our distinctive brand and competitive advantage in the marketplace, and to provide a framework that encourages outstanding financial results over the long term.

        Our executive officer pay determinations in 2007 were based in significant part on our financial performance and our CEO leadership succession transition plans focused on retaining a premier management team. Under our age 65 mandatory retirement policy for executive officers, Mr. Ulrich will retire as CEO in 2008. At that time, Mr. Steinhafel will succeed Mr. Ulrich as CEO. See the section titled "Executive-Specific Variations in Targeted Compensation Levels" for more details regarding our CEO succession.

        Our financial results in 2007 fell well short of our goals. Sales growth slowed significantly in the second half of the year, leading to unfavorable earnings performance vs. our expectations. As a result, non-equity incentive payouts for executive officers were near the low end of the payout range, and long-term performance share award payouts were negatively impacted. Despite a disappointing 2007, our results measured over a longer time horizon remain strong. Over the past five years ended February 2, 2008, revenue from continuing operations has grown at an average annual rate of 11.1% per year, diluted EPS has grown at a compound annual pace of 17.1% per year, and annualized total shareholder return was 16.0%.

        In broad terms, our compensation programs for executive officers reflect the competitive environment in which we operate and incorporate specific performance-based criteria. More specifically, we:

  •
  Embrace a strong pay-for-performance approach, in which variable compensation represents a significant majority of potential total compensation;

  •
  Establish incentive plan payout levels to provide an opportunity for compensation payments well above median levels in the marketplace when performance goals are exceeded;

  •
  Incorporate a mix of cash and equity compensation elements with varying time horizons and financial measures to motivate and reward sustained outstanding performance that is aligned with shareholder interests but is not overly influenced by a single financial measure or timeframe;

  •
  Provide a competitive package of long-term, time-vested equity compensation, retirement and benefit plans to facilitate retention and provide opportunities to realize future value; and

  •
  Offer limited perquisites to promote efficiency in conducting company business and assist in the health and safety of our executive officers.

        The specific objectives of our variable compensation programs are to:

  •
  Focus attention on key financial performance measures that correlate with the creation of shareholder value including revenue, earnings per share (EPS), earnings before interest and taxes (EBIT) and economic value added (EVA);

  •
  Directly align the interests of our executive officers with those of our shareholders by linking most of long-term compensation to stock price performance; and

  •
  Allow actual compensation to vary based on individual subjective performance assessments.

Roles of Compensation Committee, Management and Consultants

        A primary function of the Compensation Committee is to approve the composition and value of our executive officer pay packages and to develop a proposal for the CEO pay package that is reviewed and approved by the independent directors of the full Board. Our Committee engages an independent consultant, Semler Brossy Consulting Group, LLC (SBCG), to assist in the review and planning of executive compensation. SBCG reports directly to the Compensation Committee and works collaboratively, as directed by the Committee, with management and the Chairman of the Compensation Committee. SBCG has not performed, and does not currently have, any consulting engagements with management or the company. SBCG's responsibilities include providing market data and a range of possible compensation for the CEO and other executive officers, with a strong focus on performance-based compensation, and reviewing and providing the Committee with their opinion of proposed changes to our executive compensation programs and policies. In addition, they provide guidance on executive compensation best practices and the latest retail and general industry trends. SBCG also reviews and advises the Committee on management recommendations as described in the following paragraph. The Compensation Committee retains its authority over and is solely responsible for all compensation decisions.

        In addition to the advice of SBCG, the Compensation Committee uses comprehensive data prepared by a separate compensation consulting firm, Hewitt Associates, LLC (Hewitt), covering our benchmark companies as described in the next section. Using the data provided by Hewitt, management formulates and presents the CEO with recommendations for the compensation of executive officers (other than the CEO). Based on further guidance from the CEO, management presents the recommendations to the Committee for approval. Neither management nor Hewitt provides CEO compensation recommendations to the Compensation Committee.

Compensation Positioning

Competitive Benchmarking

        Specific compensation levels for each executive officer are evaluated annually relative to benchmark companies. The market comparisons are determined by use of compensation data obtained from publicly available proxy statements analyzed by SBCG and proprietary survey data assembled by Hewitt. The companies included in the market comparisons are listed below.

Retail Group		General Industry Group
Best Buy	Lowe's	3M	Medtronic
Costco	Macy's	Abbott Labs	MetLife
CVS	Safeway	Altria Group	Microsoft
Home Depot	Sears	Anheuser-Busch	Motorola
J.C. Penney	Supervalu	Archer Daniels	PepsiCo
Kohl's	Walgreens	Coca-Cola	Pfizer
Kroger	Wal-Mart	Deere	Procter & Gamble
		Dow Chemical	Time Warner
		FedEx	UPS
		General Mills	Walt Disney
		Johnson & Johnson	Wells Fargo
		Johnson Controls	Whirlpool

        The selected retail peer group provides a cross-section of general merchandise, department store, food and specialty retailers and includes companies that are large (generally exceeding $20 billion in revenues) and meaningful competitors. General industry companies are also included as a peer group because they represent companies with whom we compete for talent. Like the selected retailers, the general industry companies are large and among the leaders in their industries. All of our peers are among the top 250 Fortune-ranked companies and financial performance for both groups has been strong. Median annualized total return to shareholders for the five years ended February 1, 2008, was 10.2% and 11.0% for the retail and general industry peers, respectively. The composition of the peer group is reviewed annually to ensure it is relevant and comprehensive, and any changes made are reviewed with SBCG and approved by the Compensation Committee. The Committee regularly reviews the financial performance of our peers as it provides a useful benchmark of companies generating profitable market share growth over time. In addition, in conjunction with our compensation goal-setting process, the Committee reviews how the pay of our executive officers compares to that of the peer groups. See the section entitled "Key Performance Measures and Performance Goals" for more details regarding our compensation goal-setting process.

Benchmarking Elements and Amounts

        For each executive officer position, market data from our benchmark companies is used to compare program design and establish a targeted level of "total direct compensation," which is the sum of:

  •
  Base salary;

  •
  Short-term (annual) cash incentive compensation; and

  •
  Long-term equity incentive compensation.

        Because we believe that executive compensation should be highly correlated with our financial performance and the creation of shareholder value, variable elements of compensation, particularly long-term equity-based awards, comprise a substantial majority of total direct compensation. Over 75% of each executive officer's total direct compensation is "at risk" and aligned with stock price and company financial performance. The following table outlines our pay elements.

Element	Description

Base Salary	• Represents 20% or less of an executive officer's total direct compensation for financial performance at goal.
• Executive officers are assigned a pay grade based on the size and scope of their position.
• Pay grade midpoints are positioned slightly above the median salary levels of our peer companies based on our belief that the scope of our positions is above the median of comparable positions within our peers and to facilitate retention.
• Actual base salary varies from the pay grade midpoint based on individual expertise, experience and performance.

Short-term Incentive
• Includes non-equity incentive plan and bonus payments. At goal financial performance, the non-equity incentive plan comprises two-thirds of the total short-term incentive and the bonus accounts for one-third.
• Annual total short-term incentive opportunity generally comprises 25% or less of an executive officer's total direct compensation for financial performance at goal.
• Non-equity incentive plan payouts are based on annual performance of EBIT and EVA. EBIT makes up 50% of the non-equity incentive payout and EVA accounts for the other 50%.
• Bonus payouts are discretionary and based on an executive officer's personal performance.

Long-term Incentive (LTI)	• Comprises approximately 60-70% of an executive officer's total direct compensation for financial performance at goal.
• LTI awards are granted annually in the form of stock options and performance share units (PSUs), balancing awards tied to stock price performance and those tied to the combination of financial performance and stock price performance.
• PSU payouts are based 50% on revenue and 50% on EPS performance over a 3-year period.
• Restricted stock units (RSUs) are granted periodically for retention purposes. No RSUs were granted in the 2007 fiscal year.

Total Direct Compensation	• If financial performance goals are exceeded and our stock price increases, the above elements aim to deliver total direct compensation in the top quartile of the market for executive officers.
• Top quartile positioning also recognizes the high level of "at risk" compensation for our executive officers, as mentioned earlier.

2007 Compensation Actions Table

        We have included a table outlining the compensation decisions made in connection with this past fiscal year that is separate from the summary compensation table (SCT) in this report for the following reasons:

  •
  To illustrate the determination of annual equity grant incentive values for each executive officer by our Compensation Committee, which takes into account the annual compensation for the 2007 fiscal year. The values of the grants of stock options in January 2008 and PSUs in March 2008, as reflected in the table below, were mutually determined by the Committee in January 2008 as part of the same annual grant cycle. Prior to 2007, stock option and PSU awards were both determined and granted in January. Last year, we moved the grant date for PSU awards from January to March to align our PSU performance criteria with our financial goal-setting process that occurs in March. In effect, this split the annual LTI award between two fiscal years. As such, the SCT reflects the accounting expense of PSUs granted in March 2007 and stock options granted in January 2008 (in addition to the annual accounting expense of LTI awards from prior years).

  •
  To reflect the annual grant date fair value (based on FAS 123(R) assumptions) rather than the annual accounting expense of our equity awards. The SCT requires the annual accounting expense of all outstanding equity awards to be reflected, which also includes the impact of post-employment extended vesting provisions for executive officers at certain age and service levels.

Name	Year	Salary ($)	Non-Equity Incentive Plan ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total Direct Compensation ($)

Robert J. Ulrich	2007 2006	1,661,538 1,659,616	685,440 3,128,960	2,200,000 3,000,000	4,700,038 8,900,022	4,586,845 7,122,288	13,833,861 23,810,886

Douglas A. Scovanner	2007 2006	915,961 881,635	34,095 480,566	270,203 274,560	2,700,022 5,700,050	2,678,711 1,592,387	6,598,992 8,929,198

Gregg W. Steinhafel	2007 2006	1,235,769 1,130,000	54,141 654,197	447,680 389,411	4,700,038 9,250,093	4,586,845 4,562,952	11,024,473 15,986,653

Michael R. Francis	2007 2006	710,769 665,770	29,219 353,423	231,559 201,920	1,900,015 2,800,073	1,871,429 1,273,913	4,742,991 5,295,099

John D. Griffith	2007 2006	598,077 549,039	25,078 327,659	198,742 187,200	1,500,012 2,500,089	1,467,797 1,071,246	3,789,706 4,635,233

Key Performance Measures and Performance Goals

        To provide a balanced assessment of our performance over time and ensure that our compensation program performance metrics support our financial and strategic objectives, our incentive programs use a combination of revenue, profit and investment metrics with annual and three-year time horizons. For each performance measure, we set a goal level of performance that is approved in advance by our Compensation Committee and independent directors and takes into consideration the financial performance of our peer companies. Actual performance against these goals determines the amount, if any, of payments to executive officers under our variable compensation plans.

        The following section describes the performance measures used under our short-term and long-term incentive compensation plans, the financial or strategic objective they are intended to reinforce, and the variable compensation element(s) with which they are aligned.

Variable Short-Term Cash-Based Compensation Measures (Bonus and Non-Equity Incentive Plan)

  •
  EBIT Growth—One of two financial performance measures for payments under our annual non-equity incentive plan. This measurement is designed to reinforce our focus on the annual growth in our profitability before interest and taxes. Because the majority of our credit card receivables portfolio earns interest based on a variable interest rate, changes in interest rates affect finance charge revenues that, in turn, affect reported EBIT. Accordingly, we adjust EBIT to generally neutralize the impact of interest rate fluctuations (either up or down) on incentive plan calculations.

  •
  Investment Discipline—EVA is the second financial performance measure for payments under our annual non-equity incentive plan. EVA is a measure of annual earnings after an estimated after-tax cost of capital charge and is used to evaluate the degree to which capital is being efficiently invested. A positive EVA performance indicates we are generating returns on invested capital at rates higher than the cost of capital. Among other things, our use of EVA helps us temper the objective of increasing revenues through new store construction with a measure of how profitably we are investing in new stores. In calculating EVA, we use an annualized after-tax blended cost of debt and equity capital of nine percent for capital used to fund our core retail operations and approximately five percent for capital used to fund our credit card operations. For store-based assets, our calculation of EVA is measured against a prototype store return profile over time, which has been derived from our historical pattern of results as a function of store age.

  •
  Personal Performance—All executive officers are eligible to earn a bonus based on their personal performance. For all executive officers other than the CEO (see page 26 for further discussion regarding the CEO discretionary bonus), bonus payments correspond to a predetermined percentage of the base salary pay grade midpoint tied to a payout matrix for each personal performance review score. The review scores are approved by the Compensation Committee and are discretionary based on subjective management criteria, including the executive officer's ability to develop a high performance team and the demonstration of a strong commitment to high ethical standards. We include this subjective element within our mix of variable compensation elements to recognize the critical factors upon which we believe performance should be judged, but which are not quantifiable or linked to our financial statements.

Variable Long-Term Equity-Based Compensation Measures (Option Awards and Stock Awards)

  •
  Stock Price Growth—We believe that consistent execution of our strategy over multi-year periods will lead to an increase in our stock price. Stock options and PSUs are the vehicles we use to provide our executive officers with a stake in this potential reward of their efforts. The actual compensation realized from stock options is dependent on increases in our stock price after the option grant dates and on each executive officer's decision of when to exercise. The value of PSU awards is also dependent on our stock price performance over time.

  •
  Revenue Growth—One-half of PSU awards are based on generating revenue growth over a three-year performance period. Our principal sources of this growth are contributions from new store expansion and increases in both comparable store sales and net credit card revenues. Our objective is to consistently grow revenue at a sufficient pace to facilitate continued market share gains and drive sustainable earnings growth.

  •
  EPS Growth—The other one-half of PSU awards are based on three-year EPS growth. We believe our focus on achieving sufficiently high growth in EPS over a sustained period will generate substantial value for our shareholders over the long term.

2007 Performance Goals for Variable Plans and Actual Results

        Our variable compensation performance goals are designed to support our long-term growth strategy. This strategy takes into consideration the financial risks of growing too quickly and potential lost opportunities by growing too slowly, and aims to achieve a balance between these factors.

  •
  Stock Awards—Two PSU awards were paid in March 2008.

  •
  The fiscal year 2003 award payout was based on the achievement of a four-year compound annual growth rate of 10.8% for revenue and 14.0% for EPS. The four-year compound annual growth goals for this award were 11% for revenue and 15% for EPS.

  •
  The fiscal year 2004 award payout was based on the achievement of a three-year compound annual growth rate of 10.6% for revenue and 17.2% for EPS. The three-year compound annual growth goals for this award were 11% for revenue and 15% for EPS.

  Although our financial performance in recent years exceeded our goals, both of the award payouts in March 2008 were lower than expected due to our lower level of performance in 2007.

  March 2007 award: Executive officers will earn a goal payout for the PSUs granted in March 2007 if we achieve compound annual growth rates over a three-year period for revenue and EPS of 10% and 14% respectively. Fiscal 2006 revenue and EPS results provide the baseline for the March 2007 awards, and actual performance will be measured following fiscal 2009. The fiscal 2006 baseline revenue was adjusted to a 52-week basis for comparability. For purposes of calculating this PSU award, fiscal 2009 EPS will be determined using a fixed effective tax rate established in March 2007 to prevent future tax volatility from having an unintended effect on payouts.

  March 2008 award: Executive officers will earn a goal payout for the PSUs granted in March 2008 if we achieve compound annual growth rates over a three-year period for revenue and EPS of 8% and 10% respectively. Fiscal 2007 revenue and EPS results provide the baseline for the March 2008 awards, and actual performance will be measured following fiscal 2010. For purposes of calculating this PSU award, fiscal 2010 EPS will be determined using a fixed effective tax rate established in March 2008.

  •
  Non-Equity Incentive Plan—Payouts are based on achieving actual EBIT and EVA performance in line with pre-approved annual goals for 2007 of 9.9% year-over-year EBIT growth and $1.38 billion of EVA. One-half of each executive officer's potential non-equity incentive plan payout was determined by performance related to each measure. In 2007, our actual annual EBIT growth was 4.5%, and the calculated EVA for the year was $1.1 billion. Because our performance in 2007 was only slightly above the threshold level for EBIT and below the threshold for EVA, executive officers received an EBIT payout near the minimum of our payout matrix and no payout for the EVA portion of the non-equity incentive plan.

Policies on Stock Ownership and Equity Grant Timing

Stock Ownership Requirements

        To ensure that the interests of our executive officers remain aligned with long-term shareholder interests, we have stock ownership guidelines that require our executive officers to hold a specific multiple of their base salary in Target common stock. Executive officers have five years to comply with these guidelines, either from the adoption date in 2004 (if they were an executive officer at that time) or from the first day of the fiscal year after they became an executive officer. If compliance is not achieved by the deadline, the executive officer must hold any shares acquired on the exercise of stock options (net of the exercise price and applicable taxes) or the vesting of PSUs or RSUs (net of applicable taxes) until compliance is achieved.

        The following shares are considered in determining compliance with these guidelines:

  •
  PSUs that have been earned but not yet issued due to a deferral election;

  •
  Restricted stock and RSUs, whether vested or unvested;

  •
  Shares/share equivalents held in our 401(k) plan and the executive deferred compensation plan; and

  •
  Shares owned directly in the executive officer's name.

        Our guideline and the compliance status as of March 12, 2008 for the executive officers named in this Proxy Statement are shown below. All of our named executive officers have exceeded their guideline.

Name	Guideline Amount	Current Amount
(Multiple of 2007 Base Salary)
Robert J. Ulrich	5X	33.6X
Douglas A. Scovanner	3X	11.0X
Gregg W. Steinhafel	3X	22.1X
Michael R. Francis	3X	6.4X
John D. Griffith	3X	5.7X

Grant Timing Policy

        We have the following practices regarding the timing of equity compensation grants and stock option exercise price determinations:

  •
  Stock options are granted on the date of our regularly scheduled January Compensation Committee meeting. PSUs are granted on the date of our regularly scheduled March Compensation Committee meeting. These meetings are scheduled more than one year in advance.

  •
  We set the exercise price of stock awards at the volume-weighted average trading price of our stock on the grant date. We believe that the volume-weighted average price is a better measure of the fair value of our shares than the closing price on the grant date, as it eliminates the effect of any variations in stock price that may occur in the final minutes of trading if the closing price were used.

  •
  We have no practice or policy of coordinating or timing the release of company information around our grant dates. Our information releases are handled in a process completely separate from our equity grants.

  •
  On occasion we make equity compensation grants outside of our annual grant cycle for new hires, promotions and recognition or retention purposes. Grants to executive officers are approved by the Compensation Committee with an effective date on or after the date of approval. If the grant date is after the date of approval, it is on a date specified by the Committee at the time of approval.

Retention Elements

Long-Term Incentive Compensation

        We have designed certain aspects of our long-term variable equity compensation program to encourage executives to continue their employment with us. Specifically, we use a:

  •
  four-year installment vesting schedule for stock options;

  •
  three-year performance period for PSUs;

  •
  three-year cliff vesting for RSUs (awarded periodically, no awards in 2007); and

  •
  a long-term incentive extension provision that provides a minimum of two additional years to exercise stock options (with continued vesting) following termination. This feature requires at least 15 years of service.

        Our other, non-variable compensation programs also contain elements to encourage our executives to remain at Target. These programs are our:

  •
  Pension plans;

  •
  Deferred compensation and 401(k) plans; and

  •
  Perquisites.

Pension Plan

        We provide pension benefits to all eligible employees. A detailed description of our pension benefits is set forth in the notes to the compensation tables that follow. Our pension benefits are determined solely with reference to base salary, personal performance bonuses and non-equity incentive plan payments. Any value realized from equity compensation awards does not influence pension benefits.

        Although the pension benefit formula is the same for all employees, for more highly compensated employees we provide this benefit through a combination of a tax-qualified pension plan and related supplemental plans. Because tax regulations limit the amount of compensation that can be used to determine benefits provided by a tax-qualified plan, the supplemental plans are designed to provide the same benefit an employee would have received under the tax-qualified plan if the limitations did not apply. Participation in the supplemental plans is determined solely on the basis of whether an employee's compensation exceeds the limitations applicable to tax-qualified plans, and is not limited to an employee's status as an executive officer.

        For all officers, we transfer the value of the supplemental pension benefit to their deferred compensation account to allow them to direct the investment of the value of their pension benefit, give them more flexibility regarding the timing of receipt of their benefits, and provide them with more visibility into the value of their pension benefit. We believe this feature assists our retention objective.

Deferred Compensation

        We currently offer a non-qualified deferred compensation plan, called the SMG Executive Deferred Compensation Plan (EDCP), which is generally available to all employees at the management level. This plan is designed to allow for retirement savings above the limits imposed by the IRS for 401(k) plans on a tax-deferred basis. Amounts deferred into EDCP can be indexed to the same investment alternatives, including Target common stock, that are available to all eligible employees under our 401(k) plan.

        For a small number of executive officers, we provide "above-market" earnings that represent an interest credit under an older, frozen deferred compensation plan, referred to as the Deferred Compensation Plan Senior Management Group (DCP-SMG). Deferrals into this plan were discontinued in 1996, and no new participants were allowed into the plan after that year. Since then, we have continued to pay an above-market interest credit on plan balances in accordance with the plan's terms.

        Balances in the deferred compensation plans reflect the savings, earnings and supplemental pension benefits that have accumulated over time. The amounts directly correlate to the long tenure of our executives, individual investment choices and individual decisions regarding the level of savings over time.

Perquisites

        We provide certain perquisites to our executive officers, principally to allow them to devote more time to company business and to promote their health and safety. The Compensation Committee reviews these perquisites annually to ensure they are consistent with our philosophy and appropriate in magnitude. The personal use of our aircraft and local commuting services provided to our CEO are provided for security reasons. Other perquisites are described on page 29 of this proxy statement.

Employment Contracts

        None of our executive officers, including our CEO, have employment contracts.

Income Continuance

        We have an Income Continuance Policy (ICP) that is provided to executives who are involuntarily terminated without cause because we believe it is appropriate to provide continued income to assist in their occupational transition. The maximum payment under this policy (paid during regular pay cycles over two years) is two times the sum of base salary plus the average of the last three years of bonus and non-equity incentive plan payments.

Executive-Specific Variations in Targeted Compensation Levels

        The targeting of compensation levels within the market, as well as the design of our compensation elements, is generally the same for all executive officers, except as follows:

  Mr. Ulrich

        Mr. Ulrich turns 65 in April 2008 and will retire as our CEO effective May 1, 2008. He will remain Chairman of the Board through January 30, 2009. Mr. Ulrich became CEO on April 13, 1994. Under his leadership, Target Stores has nearly tripled the number of locations, increased sales more than four times, and become one of the most well-respected and recognized brands in retail. During that time the company has delivered an average annualized total return of 18.0% on its shares.

        Because of our extraordinary performance during his tenure as CEO, the Compensation Committee has deemed it appropriate in recent years to position Mr. Ulrich's compensation near the top of the market as compared to our benchmark companies. However, 2007 total compensation for Mr. Ulrich as reported in the SCT decreased significantly, primarily as a result of reductions in assumptions regarding future payout levels or share price for stock awards and a much lower non-equity incentive payout, both of which were a direct result of our 2007 financial performance.

        As a result of his long tenure with the organization, his choice to defer the majority of his compensation regularly, and our financial success under his stewardship, Mr. Ulrich has significant deferred compensation balances. In addition, Mr. Ulrich received much of his compensation in the mid 1980s and into the 1990s through a deferred compensation program, the DCP-SMG, designed to retain premier talent and to reward longevity with the company. As mentioned earlier, this plan was frozen in 1996. Mr. Ulrich has also held his stock options well into their ten-year terms. In 2007, he exercised options that were approaching expiration at a stock price that had more than tripled since the 1998 grant date.

        Mr. Ulrich's personal performance bonus is 100% discretionary. In applying its discretion, the Compensation Committee considers multiple factors to evaluate Mr. Ulrich's performance as CEO, including financial performance, long-range strategy, allocation of capital, the development of people, and, in particular, the development and transition to his successor. In his role as Chairman of the Board, Mr. Ulrich is evaluated on his communication with the Board and its committees, his effectiveness in chairing Board and shareholder meetings and his attention to corporate governance issues. The Committee determined Mr. Ulrich's personal performance bonus in 2007 to be $2.2 million recognizing both his strong leadership in the CEO transition and a financially challenging year. His bonus in 2006 was $3.0 million.

  Mr. Steinhafel

        Mr. Steinhafel will succeed Mr. Ulrich as our CEO on May 1, 2008. He has been with Target for 28 years, and has helped create and implement many of the strategies that have contributed to our long-term success. The Board of Directors has confidence that Mr. Steinhafel will continue to be a thoughtful steward of the company's successful strategies and keep Target well-positioned to grow profitably. Mr. Steinhafel's LTI award (January 2008 stock options and March 2008 PSUs) was based on total direct compensation positioning at the 60th and 75th percentiles of the general and retail industry benchmark data for CEOs, respectively. This positioning was based on the annualized value of Mr. Steinhafel's compensation as CEO. In 2008, his actual total direct compensation may be below the desired positioning due, in part, to the fact that he will not be our CEO for the entire fiscal year. Going forward, his performance will be evaluated in a manner similar to Mr. Ulrich's and will include assessments of financial performance, long-range strategy, allocation of capital, the development of people, succession planning for key executives and his transition into the CEO role.

Tax Considerations—Code Section 162(m)

        Our compensation programs are designed to allow us to comply with the tax deductibility limitations of Section 162(m) of the Internal Revenue Code in the following ways:

  •
  Under a shareholder-approved plan, most of our long-term equity awards, (stock options and PSUs) qualify as deductible performance-based compensation under Section 162(m).

  •
  Our non-equity incentive plan payments are paid under a shareholder-approved plan and intended to qualify as deductible performance-based compensation. Payments classified as bonus payments in the SCT do not qualify as deductible performance-based compensation.

  •
  For any compensation that is not deductible under Section 162(m), we encourage executive officers to defer the portion of their compensation that would not be deductible. Because deferred compensation is generally not payable until after termination of employment, it is not subject to the deduction limits of Section 162(m) when ultimately paid. However, we will pay compensation above the limit to maintain flexibility and help retain and motivate our executive officers.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this Proxy Statement.

        Compensation Committee members:

        James A. Johnson, Chair
        Calvin Darden
        Stephen W. Sanger
        Solomon D. Trujillo

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation		Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)		All Other Compensation(4)		Total
Robert J. Ulrich Chairman & Chief Executive Officer	2007 2006	$ $	1,661,538 1,659,616	$ $	2,200,000 3,000,000	$ $	(2,175,894 16,648,572)	$ $	7,741,804 8,562,650	$ $	685,440 3,128,960	$ $	833,618 892,414	$ $	1,238,898 2,536,479	$ $	12,185,404 36,428,691
Douglas A. Scovanner Executive Vice President & Chief Financial Officer	2007 2006	$ $	915,961 881,635	$ $	270,203 274,560	$ $	2,035,396 3,159,653	$ $	1,952,340 1,283,511	$ $	34,094 480,566	$ $	109,719 144,598	$ $	291,536 313,047	$ $	5,609,249 6,537,570
Gregg W. Steinhafel President	2007 2006	$ $	1,235,769 1,130,000	$ $	447,680 389,411	$ $	496,676 6,118,836	$ $	3,212,073 2,977,996	$ $	54,141 654,197	$ $	265,699 313,234	$ $	323,020 472,979	$ $	6,035,058 12,056,653
Michael R. Francis Executive Vice President—Marketing	2007 2006	$ $	710,769 665,770	$ $	231,558 201,920	$ $	1,060,642 2,291,595	$ $	1,928,357 1,322,070	$ $	29,219 353,423	$ $	16,050 30,785	$ $	201,272 269,677	$ $	4,177,867 5,135,240
John D. Griffith Executive Vice President—Property Development	2007 2006	$ $	598,077 549,039	$ $	198,742 187,200	$ $	774,181 1,620,404	$ $	774,595 624,646	$ $	25,077 327,659	$ $	2,815 11,799	$ $	165,904 180,117	$ $	2,539,391 3,500,864

(1)
Amount expensed in fiscal 2007 pursuant to FAS 123R for performance share units and restricted stock units awarded in fiscal 2007 and prior years, offset for each named officer by the fiscal 2007 reversal of a portion of the amounts expensed in 2006 due to reductions in assumptions regarding payout levels and, to a lesser extent, share price. In Mr. Ulrich's case, these reductions exceeded the new amounts expensed. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions and exclude reversals of amounts expensed prior to fiscal 2006, both of which are used for financial reporting purposes. See Note 26, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2006 and fiscal 2007 for a description of our accounting and the assumptions used.

(2)
Amount expensed in fiscal 2007 pursuant to FAS 123R for stock options awarded in fiscal 2007 and prior years. The amounts reported have been adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Stock option values are based on the Black-Scholes option pricing model. See Note 26, Share-Based Compensation, to our consolidated financial statements for each of fiscal 2006 and fiscal 2007 for a description of our accounting and the assumptions used.

(3)
For 2007, the following amounts are related to the change in pension value and above-market earnings on non-qualified deferred compensation (negative changes in the pension value are not included in the Summary Compensation Table):

Name	Change in Pension Value	Non-Qualified Deferred Compensation Earnings
Mr. Ulrich	$45,955	$787,663
Mr. Scovanner	$6,717	$103,002
Mr. Steinhafel	$(3,738)	$265,699
Mr. Francis	$(3,464)	$16,050
Mr. Griffith	$2,815	$0

  Consistent with applicable law, the accrued benefits under the pension plan cannot be reduced; however, the present value of the benefit is dependent on the discount rate used. The discount rates used in 2007 and 2006 were 6.45% and 5.80% respectively. The Change in Pension Value column reflects the additional pension benefits attributable to service in fiscal 2007 offset by the impact of using a higher discount rate in 2007 than 2006 to determine the present value. In the case of

  Mr. Steinhafel and Mr. Francis, the impact of the higher discount rate exceeded the additional pension benefits earned in 2007.

  The above-market earnings on non-qualified deferred compensation consist of an additional 6.0% annual return on a frozen deferred compensation plan, the Deferred Compensation Plan Senior Management Group. See the narrative following the Non-Qualified Deferred Compensation table for additional information.

(4)
The amounts reported for 2007 include matching credits of up to 5% of cash compensation to the Target 401(k) Plan and the SMG Executive Deferred Compensation Plan ("EDCP"), the dollar value of life insurance premiums paid by Target, credits to the EDCP representing annual changes in supplemental pension plan values (as described in more detail in the narrative following the Pension Benefits table), and perquisites.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Match Credits	$389,525	$83,555	$114,059	$63,356	$55,627
Life Insurance	18,824	6,251	6,251	5,032	5,032
SPP Credits	624,367	178,416	157,968	92,921	68,171
Perquisites	206,182	23,314	44,742	39,963	37,074

Total	$1,238,898	$291,536	$323,020	$201,272	$165,904

        Further detail on the perquisites provided to the named executive officers is as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Local commuting services	$124,536	$0	$0	$0	$0
Personal use of company aircraft	37,158	0	3,061	0	0
Other	44,488	23,314	41,681	39,963	37,074

Total	$206,182	$23,314	$44,742	$39,963	$37,074

        The dollar amount of perquisites represents the incremental cost of providing the perquisite. We generally measure incremental cost by the additional variable costs attributable to personal use, and we disregard fixed costs that do not change based on usage. Mr. Ulrich's personal use of company-owned aircraft and the local commuting services provided for him are dictated by a security study. Incremental cost for personal use of company-owned aircraft was determined by including fuel cost, landing fees, on-board catering and variable maintenance costs attributable to personal flights and related unoccupied positioning, or "deadhead," flights. Incremental cost for local commuting services include the direct costs of using third-party driving services, fuel, maintenance, and annual depreciation of a company-owned car used primarily for these services.

        The "other" perquisites, none of which individually exceed $25,000, consist of a company provided car or car allowance, reimbursement of financial management expenses, on-site parking, on-site exercise room, gifts and executive physical. In addition to the perquisites included in the table above, the named executive officers receive certain other personal benefits for which we have no incremental cost, as follows:

  •
  Membership in a downtown business club. The club is used almost exclusively for business functions; however, executives may occasionally use the club for personal purposes provided they pay for any meal or other incremental costs;

  •
  Occasional use of support staff time for personal matters;

  •
  Occasional personal use of empty seats on business flights of company-owned aircraft;

  •
  Allowing a companion to accompany them on company-owned aircraft; and

  •
  Occasional personal use of event tickets when such tickets are not being used for business purposes.

Grants of Plan-Based Awards in Fiscal 2007

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Per Share Exercise or Base Price of Option Awards(4)	Per Share Closing Price on Date of Grant	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Robert J. Ulrich	3/14/07 3/14/07 1/09/08	$664,000	$2,400,000	$6,400,000	47,158	149,706	224,559	255,677	$48.89	$49.92	$ $	8,900,022 4,586,845
Douglas A. Scovanner	3/14/07 3/14/07 1/09/08	$29,425	$293,725	$3,453,137	10,598	33,642	50,463	149,315	$48.89	$49.92	$ $	2,000,017 2,678,711
Gregg W. Steinhafel	3/14/07 3/14/07 1/09/08	$46,727	$466,427	$4,726,787	14,572	46,258	69,387	255,677	$48.89	$49.92	$ $	2,750,038 4,586,845
Michael R. Francis	3/14/07 3/14/07 1/09/08	$25,217	$251,717	$2,674,142	8,478	26,914	40,371	104,316	$48.89	$49.92	$ $	1,600,037 1,871,429
John D. Griffith	3/14/07 3/14/07 1/09/08	$21,643	$216,043	$2,291,978	6,889	21,868	32,802	81,817	$48.89	$49.92	$ $	1,300,053 1,467,797

(1)
Awards represent potential payments under our Executive Short-Term Incentive Plan for fiscal 2007. Payments are based on specified target levels of earnings before interest and taxes (EBIT) and economic value added (EVA), as described in the Compensation Discussion and Analysis. The actual amounts earned for fiscal 2007 are reported in the Summary Compensation table as Non-Equity Incentive Plan Compensation. Executives must be employed on the date the payments are made (typically in March of each year with respect to the preceding fiscal year) to be eligible for a payment, except in the event of death, disability or retirement after age 55 with at least five years of service. The threshold payments are based on achieving a minimum level of performance under one of the two financial performance measures. The target payments are based on achieving the target level of performance for both financial measures. The maximum payments are based on the Plan maximum, which is generally four times salary less, for executives other than the CEO, the minimum personal performance bonus payable as a condition to receiving a financial performance payout under the Plan.

(2)
Awards represent potential payments under performance share units granted under our Long-Term Incentive Plan in fiscal 2007. Payments are based on specified target levels of earnings per share growth and revenue growth, as described in the Compensation Discussion and Analysis.

(3)
Awards represent stock options granted under our Long-Term Incentive Plan. The terms of stock option grants are described in Note 1 to the Outstanding Equity Awards table.

(4)
The exercise price of all options was based on the volume weighted average price of Target common stock on the date of grant.

(5)
Grant date fair value for stock options and performance share units was determined pursuant to FAS 123R. For performance share units, the actual number of units that can be earned ranges from 0 to 150% of the target amount. For this type of award, the amount reported is based on an assumption that 100% of the target number of units will be earned.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable(1)		Number of Securities Underlying Unexercised Options(#) Unexercisable(1)	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)
Robert J. Ulrich	750,000 625,000 547,753 270,589 276,148 189,885 105,797 0	(4) (4) (4) (5) (5) (5)	0 0 0 0 92,050 189,886 317,393 255,677	$ $ $ $ $ $ $ $	34.00 40.80 30.26 38.25 49.43 53.98 58.13 48.89	1/10/2011 1/09/2012 1/08/2013 1/14/2014 1/12/2015 1/11/2016 1/10/2017 1/09/2018	435,456	(6)	$24,842,765	286,794	$16,361,598
Douglas A. Scovanner	117,663 110,295 96,663 67,974 60,692 50,945 23,654 0		0 0 0 0 20,231 50,945 70,962 149,315	$ $ $ $ $ $ $ $	34.00 40.80 30.26 38.25 49.43 53.98 58.13 48.89	1/10/2011 1/09/2012 1/08/2013 1/14/2014 1/12/2015 1/11/2016 1/10/2017 1/09/2018	117,930		$6,727,907	70,693	$4,033,036
Gregg W. Steinhafel	205,909 147,059 128,884 75,817 75,865 61,134 0 32,986 0		0 0 0 0 25,289 61,134 159,884 98,960 255,677	$ $ $ $ $ $ $ $ $	34.00 40.80 30.26 38.25 49.43 53.98 48.16 58.13 48.89	1/10/2011 1/09/2012 1/08/2013 1/14/2014 1/12/2015 1/11/2016 6/14/2016 1/10/2017 1/09/2018	170,222		$9,711,165	148,859	$8,492,406
Michael R. Francis	29,542 61,275 54,249 45,519 36,588 18,923 0		0 0 0 15,173 36,588 56,770 104,316	$ $ $ $ $ $ $	33.85 40.80 38.25 49.43 53.98 58.13 48.89	1/12/2010 1/09/2012 1/14/2014 1/12/2015 1/11/2016 1/10/2017 1/09/2018	20,825		$1,188,066	52,850	$3,015,093
John D. Griffith	58,832 61,275 53,702 32,027 30,346 29,177 15,912 0		0 0 0 0 10,116 29,178 47,739 81,817	$ $ $ $ $ $ $ $	34.00 40.80 30.26 38.25 49.43 53.98 58.13 48.89	1/10/2011 1/09/2012 1/08/2013 1/14/2014 1/12/2015 1/11/2016 1/10/2017 1/09/2018	20,825		$1,188,066	42,246	$2,410,134

(1)
Stock options have a ten-year term and generally vest and become exercisable in 25% increments on each anniversary of the grant date. Recipients of stock options must be continuously employed by us from the grant date to the applicable vesting date to become vested. If an executive officer's employment is terminated, unvested options are forfeited and the executive officer will have 210 days to exercise any vested options. An extension of the vesting and post-termination exercise periods may be provided (but not in excess of the original ten-year term of the option) if the executive officer satisfies certain age and years of service conditions as of the date of termination, as follows:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
65	5	5 Years
55-64	15	5 Years
52-54	15	4 Years
48-51	15	3 Years
45-47	15	2 Years

  For stock options granted prior to January 12, 2005, the potential extension of the vesting and post-termination exercise periods is based on the following age and years of service schedule:

Age	Minimum Years of Service	Vesting and Exercise Extension Period
55	5	5 Years
45-54	15	2 Years

  To receive these extension provisions, the executive must provide a one-year advance notice if the termination is voluntary (for Mr. Ulrich, the one-year advance notice requirement does not apply because he will retire pursuant to our age 65 mandatory retirement policy) and sign an agreement that includes a non-solicitation clause and provides that the award will be terminated if the executive becomes employed by specified competitors. These vesting-extension provisions are not available if an executive is involuntarily terminated due to a dishonest or illegal act.

  A five-year exercise period (not to exceed the original ten-year term of the option) will apply in the event of the executive's termination due to death or a disability. Vesting is accelerated upon death and continues during the five-year post termination exercise period in the event of disability. Options are transferable during the life of the recipient to certain family members and family-controlled entities.

  The extension provisions described above do not apply to the June 14, 2006 grant to Mr. Steinhafel. Additionally, the June 14, 2006 grant to Mr. Steinhafel does not vest until the earlier of June 14, 2010, his death or his disability. The award is forfeited if he voluntarily terminates before those events. If Mr. Steinhafel is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy, he will be 50% vested in the June 14, 2006 grant.

(2)
Includes: (A) restricted stock units (RSUs) granted in fiscal 2006 and related dividend equivalents; and (B) for Messrs. Ulrich, Scovanner and Steinhafel, outstanding restricted stock awards that were awarded from 1993 to 1995.

  RSUs are subject to cliff-vesting three years after the date of grant. Recipients of RSUs must be continuously employed through the vesting date to become vested, except that continuous employment is not required if the executive is age 55 or older and has 15 years of service, provides a one-year advance notice of retirement, and signs a non-solicitation agreement. In addition, vesting is accelerated in the event of death or disability, and 50% of the RSUs will vest if the recipient is involuntarily terminated prior to the scheduled vesting date under circumstances that entitle him to severance under our Income Continuance Policy (see discussion of the ICP in the section captioned "Potential Payments Upon Termination or Change-in-Control"). Upon vesting, units are converted into shares of our common stock on a 1:1 basis. Recipients of RSUs may elect to defer receipt of any shares issuable upon vesting of the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election. Dividend equivalents are paid (in the form of additional units) on RSUs during the vesting period and the deferral period (if applicable).

  The restricted stock awards that were awarded from 1993 to 1995 will vest upon the executive's retirement provided that retirement occurs after age 55 and the executive provides one-year's advance notice of his retirement date (for Mr. Ulrich, the one-year advance notice requirement does not apply because he will retire pursuant to our age 65 mandatory retirement policy). The vesting date will be accelerated in the following circumstances:

  •
  Death or total disability (100% vesting)

  •
  Qualifying involuntary termination after age 55 (100% vesting)

  •
  Qualifying involuntary termination prior to age 55 (50% vesting)

  •
  Change-in-control (100% vesting)

(3)
The shares reported in this column represent potentially issuable shares under outstanding performance share unit awards. Performance share units represent the right to receive a variable number of units based on actual performance over the performance period. Up to one-half of the maximum number of units can be earned based on our compound annual revenue growth and one-half based on our compound annual earnings per share (EPS) growth. The number of shares reported is based on our performance period to date growth rates for revenue and EPS and assuming that the payout will occur at the next highest level (all are reported at 100% payout levels).

  Dividends or dividend equivalents are not paid on performance share units during the performance period. Any units earned will be paid in shares of our common stock on a 1:1 basis. The recipients of performance share unit awards may elect to defer receipt of any shares issuable upon earning the award. If a deferral is elected, the issuance of shares is deferred to the time specified in the deferral election, and dividend equivalents are paid (in the form of additional units) during the deferral period.

  The payment date of the awards, to the extent they are earned, will be the date the Compensation Committee of our Board of Directors certifies the financial results following completion of the performance period. Recipients must be continuously employed during the performance period to become vested, except that vesting will also occur, and any units earned upon certification of the financial results following completion of the performance period will be paid, if a termination occurs under the following circumstances prior to the end of the performance period (referred to as "vesting-extension provisions"):

  •
  Death or disability;

  •
  Executive is age 65 or greater and has at least five years of service;

  •
  Executive is age 55-64 and has at least 15 years of service; or

  •
  Executive is age 45-54, has at least 15 years of service and has worked for a specified minimum amount of the performance period (1-2 years, depending on age).

  To receive these vesting-extension provisions, the executive must comply with the same conditions that are applicable to the vesting and post-termination extension of stock-options that are described in Note 1 above. These vesting extension provisions do not apply to the June 14, 2006 performance share unit award granted to Mr. Steinhafel.

(4)
Mr. Ulrich has transferred all of the outstanding options to a trust established for estate planning purposes. Mr. Ulrich has retained control over the options through the terms of the trust.

(5)
Mr. Ulrich has transferred a portion of the exercisable options to a trust established for estate planning purposes. Mr. Ulrich transferred 202,941, 184,099, and 94,942 of the options expiring 2014, 2015, and 2016, respectively. Mr. Ulrich has retained control over the options through the terms of the trust.

(6)
Includes 86,799 shares of restricted stock that Mr. Ulrich has transferred to certain permitted transferees. The transferred shares are not considered to be beneficially owned by Mr. Ulrich and are not included in the table of Share Ownership of Directors and Officers on page 14 of this Proxy Statement. An additional 285,445 shares have been transferred by Mr. Ulrich to one or more trusts for estate planning purposes. Mr. Ulrich has retained control over these shares through the terms of the trusts.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting(3)
Robert J. Ulrich(4)	2,000,000	$93,497,000	323,425	$16,714,604
Douglas A. Scovanner(4)	118,166	$3,520,023	76,480	$3,952,486
Gregg W. Steinhafel	206,788	$6,194,806	90,411	$4,672,441
Michael R. Francis	75,182	$2,240,424	59,357	$3,067,570
John D. Griffith(4)	29,542	$969,238	36,706	$1,896,966

(1)
Value Realized on Exercise was determined by using the volume weighted average price of Target common stock on the respective exercise date(s).

(2)
Shares represent the number of performance share units that were earned with respect to the fiscal year 2003 four-year performance period and the fiscal year 2004 three-year performance period, each ending with fiscal year 2007. The number earned represents 94% and 117% of the respective target number of units originally awarded. For the fiscal year 2003 award, one-half of the units earned were paid in shares, and the remaining one-half of the units earned were paid in cash (at the per share value on the date the award is certified as being earned). For the fiscal year 2004 award, the units were paid in shares (net of taxes). The amount reported represents the value of the full awards (cash and shares).

(3)
Value Realized on Vesting was determined by using the volume weighted average price of Target common stock on the date the Compensation Committee certified that the performance share units were earned.

(4)
Mr. Ulrich, Mr. Scovanner, and Mr. Griffith respectively deferred receipt of $8,763,378, $2,190,922, and $991,053 of the value of stock awards that vested.

Pension Benefits for Fiscal 2007

Name	Plan Name	Age	Number of Years Credited Service (#)	Present Value of Accumulated Benefit
Robert J. Ulrich	Target Corporation Pension Plan	64	41	$1,405,570
Douglas A. Scovanner	Target Corporation Pension Plan	52	14	$300,296
Gregg W. Steinhafel	Target Corporation Pension Plan	53	28	$473,129
Michael R. Francis	Target Corporation Pension Plan	45	18	$110,772
John D. Griffith	Target Corporation Pension Plan	46	9	$60,772

        The table above reports benefits under our principal pension plan, the Target Corporation Pension Plan ("Pension Plan"), which is a tax qualified retirement plan that provides retirement benefits to our employees who are at least 21 years of age and have completed at least three years of service. We also provide benefits under supplemental pension plans, as described below, because of limits imposed on tax qualified plans by the Internal Revenue Code.

        The final average pay normal retirement benefit under the Pension Plan, expressed as a monthly, single-life annuity commencing at age 65, is equal to the sum of: (a) 0.8% of the participant's final average monthly pay multiplied by the years of service (not to exceed 25 years of service), plus (b) 0.25% of the participant's final average monthly pay multiplied by the years of service in excess of 25 years of service, plus (c) 0.5% of the participant's final average monthly pay in excess of 12.5% of the average of the Social Security Taxable Wage Base for the 35 year period ending when the participant terminates employment multiplied by the years of service (not to exceed 25 years of service). Final average monthly pay is equal to one-twelfth of the highest average annual salary, Bonus and Non-Equity Incentive Plan compensation earned during any five years of the last ten-year period the participant earned service in the Pension Plan, subject to IRS limits. The present value of the accumulated benefit is based on the same assumptions and valuation dates used for the valuation of pension plan liabilities in our financial statements. Participants can elect other annuity forms that have an actuarially equivalent value. We do not grant extra years of service to supplement retirement benefits.

        The plan allows for early retirement payments to commence at age 55, subject to a benefit reduction for termination of employment before age 55 and a separate reduction for commencing a benefit before age 65. A participant who terminates employment before age 55 has his or her vested benefit calculated based on the final average monthly pay as of their termination date, but service is projected to age 65. The vested benefit is then multiplied by the ratio of the participant's actual completed service to their projected service through age 65. The result will always be equal to or less than the vested benefit as of the termination date. Benefits are also reduced for early commencement by 6.67% per year between age 65 and age 60 and 3.33% per year between age 60 and age 55 (based upon the participant's age when benefits commence).

        The Target Corporation Supplemental Pension Plan I (SPP I) restores the lost qualified pension plan benefit due to an officer's compensation being greater than the compensation limits imposed by the IRS for qualified retirement plans. The Target Corporation Supplemental Pension Plan II (SPP II) restores the lost qualified pension plan benefit due to amounts being deferred under the EDCP and therefore not considered for benefit purposes under the Pension Plan. The Target Corporation Supplemental Pension Plan III (SPP III) provides for a subsidized early retirement benefit once a participant attains age 55 by increasing the participant's age by 5 years, but not greater than age 65, for purposes of determining the reduction factors for early commencement of their pension benefits from the qualified pension plan, SPP I and SPP II. As a result, the benefit under SPP III increases when the participant is 55 through 60 years old and decreases in value after age 60, until at age 65 the benefit under SPP III is $0. No new participants have been allowed in SPP III since 1989, and Mr. Ulrich and Mr. Steinhafel are the only named executive officers who participate in SPP III.

        In 2002, the vested benefits accrued under SPP I, II and III were converted into an actuarial equivalent lump sum value that was transferred to the EDCP. Each year, the annual change in the actuarial lump sum amount is calculated and added to, or deducted from, the participant's EDCP account. To determine the annual change, the prior transfers are adjusted by an assumed annual earnings rate based on the rate of return of the stable value fund crediting rate alternative in EDCP. Actuarial equivalents are based on the same discounting methodology we use in calculating lump sum payments under our qualified plan. Currently we use the interest rate of 30-year Treasury securities for the month prior to the transfer and mortality factors described in Revenue Ruling 2001-62. Because of this transfer feature, the benefits accrued under SPP I, II and III are reflected in the Non-Qualified Deferred Compensation table.

Non-Qualified Deferred Compensation for Fiscal 2007

        The amounts in the table below represent a combination of two plans, the EDCP (which includes the supplemental pension benefits discussed in the preceding section) and the Deferred Compensation Plan—Senior Management Group ("DCP-SMG"). The DCP-SMG was frozen to new deferrals in 1996. Because of the long tenure of our executives, the balances reflected below represent accumulated savings, earnings and supplemental pension benefits over many years—for Mr. Ulrich, 41 years, Mr. Scovanner, 14 years, Mr. Steinhafel, 28 years, Mr. Francis, 18 years and Mr. Griffith, 9 years.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Distributions In Last FY(4)	Aggregate Balance At Last FYE(5)
Robert J. Ulrich	$9,511,070	$1,002,642	$14,498,467	$17,681,827	$140,791,549
Douglas A. Scovanner	$2,190,922	$250,586	$695,946	$11,198,222	$5,294,904
Gregg W. Steinhafel	$761,392	$260,264	$1,595,237	$0	$20,782,220
Michael R. Francis	$171,809	$145,313	$(113,630)	$338,445	$4,176,370
John D. Griffith	$1,050,861	$112,375	$(95,936)	$857,104	$2,833,803

(1)
The following amounts of Executive Contributions from the table above have been reported in the current year Summary Compensation table:

Mr. Ulrich	$1,977,837
Mr. Scovanner	$307,541
Mr. Steinhafel	$761,392
Mr. Francis	$171,809
Mr. Griffith	$202,439

  The Executive Contributions for Messrs. Ulrich, Scovanner and Griffith include the value of earned performance share units that they elected to defer, and the Summary Compensation table includes only that portion of the award that was expensed in fiscal 2007.

(2)
All of the Registrant Contributions from the table above have been reported in the current year Summary Compensation table. Registrant Contributions include transfers of supplemental pension benefits and matching contributions on executive deferrals into EDCP (i.e., matching contributions not able to be made into the Target 401(k) Plan because of IRS limits).

(3)
The following amounts of Aggregate Earnings from the table above have been reported in the current year Summary Compensation table:

Mr. Ulrich	$787,663
Mr. Scovanner	$103,002
Mr. Steinhafel	$265,699
Mr. Francis	$16,050
Mr. Griffith	$0

  Target invests general corporate assets through various investment vehicles to offset a substantial portion of the economic exposure to the investment returns earned under EDCP. See Note 27, Defined Contribution Plans, to our consolidated financial statements for additional information.

(4)
The amounts reflect the distributions made to executives based on their elections. All distributions were fully deductible for purposes of our federal income taxes.

(5)
The following amounts of the Aggregate Balance from the table above were reported in the 2006 Summary Compensation table:

Reported in Prior Year's Summary Compensation Table
Mr. Ulrich	$13,575,071
Mr. Scovanner	$1,331,400
Mr. Steinhafel	$1,238,739
Mr. Francis	$325,331
Mr. Griffith	$646,391

        Participants in the EDCP may generally elect to defer up to 80% of their salary, Bonus and Non-Equity Incentive Plan payments; however, certain executives may defer up to 100% of their compensation if Section 162(m) of the Internal Revenue Code could limit our deductibility of such compensation. In addition, recipients of performance share unit awards in fiscal 2002, 2003 and 2004 were permitted to defer the dollar value of their payouts under these awards into the EDCP. At any time, EDCP Participants are permitted to choose to have their account balance indexed to crediting rate alternatives that mirror the investment choices and actual rates of return available under the Target 401(k) Plan, including a Target common stock fund.

        No additional deferrals have been made to the DCP-SMG after 1996. Participants' DCP-SMG accounts are credited with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year, plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%. The Moody's Corporate Bond Yield was 6.4% as of June 2006, when the rate for calendar 2007 was set. This additional return is included in the above-market earnings on deferred compensation in the Summary Compensation table.

        At the time of deferral, participants can elect to receive a distribution of their EDCP account at a fixed date or upon termination of employment. EDCP payouts at a fixed date will be made as lump sum payments. EDCP payouts made on termination of employment can be made as a lump sum payment, installment payments over five years, or installment payments over ten years commencing immediately or one-year after termination of employment. EDCP payouts are also made in the case of the termination of EDCP, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. In 2007, consistent with guidance issued by the IRS, participants in EDCP were allowed to make new distribution elections of their entire EDCP account balances, including a distribution of benefits while still employed. Distributions to executive officers while they are still employed are limited to the extent they are deductible by Target in accordance with Section 162(m) of the Internal Revenue Code.

        Payouts from the DCP-SMG cannot be made until termination of employment, death, termination of the DCP-SMG, a qualifying change in control, or unforeseeable financial emergency of the participant creating severe financial hardship. Participants can elect distributions as a lump sum payment or lifetime periodic payments with guaranteed payments for 15 years. The payments can commence immediately or up to ten years after termination of employment, however payments must commence when a participant has terminated employment and reached age 65.

        Both the EDCP and DCP-SMG are intended to comply with Section 409A of the Internal Revenue Code. As a result, payments to executive officers based on a termination of employment will be delayed 6 months.

        The EDCP and the DCP-SMG are unfunded plans and represent general unsecured obligations of Target Corporation. Participants' account balances will be paid only if Target has the ability to pay. Accordingly, account balances may be lost in the event of Target's bankruptcy or insolvency.

Potential Payments Upon Termination or Change-in-Control

        This section explains the payments and benefits to which the named executive officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our named executive officers are currently employed by us. For purposes of this explanation, we have assumed that termination of employment occurred on February 2, 2008, the last day of our 2007 fiscal year, and for the change-in-control analysis, that we incurred a change-in-control at our fiscal year-end closing stock price of $57.05 per share.

        The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment in the described circumstances. This section does not cover all amounts the named executive officers will receive following termination. Specifically, the named executive officers are entitled to receive their vested balances under our pension and deferred compensation plans, as disclosed in the preceding tables, under all employment termination scenarios. In addition, unless the termination is due to a dishonest or illegal act, they retain their vested stock option awards, and if they meet specified minimum age and years of service requirements at the time of termination, the unvested portion of stock options, performance share units and restricted stock units are not forfeited, and vesting will continue according to the original schedule. A description of these age and years of service requirements, applicable to all employees who receive equity awards, is set forth in the notes under the Outstanding Equity Awards table.

        The paragraphs below explain the payments and benefits for which the amount, vesting or time of payment is altered by each employment termination situation (referred to as "Post-Termination Benefits"). The age and years of service for each executive officer is located in the Pension Benefits table.

Voluntary Termination

        If a named executive officer voluntarily terminates employment, the potential Post-Termination Benefits consist of the potential right to continue to receive above- market interest in our former deferred compensation plan, the DCP-SMG or receive his account balance as a lump sum payment.

        Under DCP-SMG, if the voluntary termination occurs after reaching age 55, the participant will continue to receive interest at the plan's crediting rate (as described in the narrative under the Non-Qualified Deferred Compensation table) over the time period during which his account balance is distributed. If the voluntary termination occurs before reaching age 55, the participant will generally receive his account balance in an immediate lump sum payment 6 months following termination.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP-SMG: Present Value of Above Market Interest(1)	$5,636,231	$0	$0	$0	$0

(1)
The amount reflects the present value of the above-market earnings received. The present value is based on the participant's life expectancy using the RP-2000 Combined Healthy Participant mortality table, assumed annual earnings rate on the account of 12.3% during calendar 2008 (based on the actual rate used in calendar 2008), 12.1% as the assumed earnings rate in subsequent calendar years (based on a rate using the Moody's Corporate Average rate determined as of February 2, 2008), and a discount rate of 6.1% (reflecting the Moody's Corporate Average rate determined as of February 2, 2008).

Involuntary Termination

        If the named executive officer was involuntarily terminated for deliberate and serious disloyal or dishonest conduct, he would not be eligible for any of the Post-Termination Benefits described in this section, but would receive the DCP-SMG benefit described in the Voluntary Termination section above.

        If a named executive officer is involuntarily terminated for reasons other than deliberate and serious disloyal or dishonest conduct, the potential Post-Termination Benefits consist of:

  •
  severance payments under our Income Continuance Policy (ICP);

  •
  the right to continued above-market interest under the DCP-SMG;

  •
  accelerated vesting of 50% or 100% of restricted stock awards (depending on age) and 50% of restricted stock unit awards; and

  •
  for Mr. Steinhafel, accelerated vesting of 50% of his June 2006 stock option award.

        Our Income Continuance Policy provides for continuation of annual cash compensation (salary and average of three most recent Bonuses and Non-Equity Incentive Plan payments) over a period ranging from 12 to 24 months, paid in equal monthly installments. Each of the named executive officers is eligible for 24 months of income continuation under the ICP. Payments under the ICP are conditioned on the executive releasing any claims against us and a non-solicitation clause, and are subject to reduction if the executive becomes employed by specified competitors.

        The right to continued above-market interest under the DCP-SMG is the same as for a voluntary termination, with the exception that if the executive is age 50 or older and has at least 10 years of service with us, he will receive the above-market interest (or present value equivalent) that he would have received if distributions were made as elected.

        The accelerated vesting provisions of restricted stock unit awards, restricted stock awards and stock options are set forth in the notes under the Outstanding Equity Awards table.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
ICP payments (Severance)	$14,952,640	$3,286,755	$4,519,866	$2,592,251	$2,258,969
DCP-SMG: Present Value of Above Market Interest(1)	$5,636,231	$3,312,714	$3,774,857	$0	$0
Restricted Stock Vesting(2)	$24,842,765	$1,532,477	$3,024,106	$0	$0
Restricted Stock Unit Vesting(2)	$0	$1,831,476	$1,831,476	$594,062	$594,062
Accelerated Vesting of Stock Options(3)	$0	$0	$710,684	$0	$0

(1)
Each of Mr. Ulrich, Mr. Scovanner, and Mr. Steinhafel satisfy the requirements to continue to receive the above-market earnings after an involuntary termination of employment. The amount in the table above has been calculated in the same manner as described in Note 1 to the Voluntary Termination table above.

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share) and subtracting the exercise price of such option shares.

Death

        If a named executive officer dies while employed, the Post-Termination Benefits consist of:

  •
  The right to continued above-market interest under the DCP-SMG; and

  •
  Accelerated vesting of stock options, restricted stock units and restricted stock awards.

        Under DCP-SMG, a participant's death results in payments to his beneficiaries in the form of an annuity for the greater of 10 years or until the participant would have reached age 65.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP-SMG: Present Value of Above-Market Interest(1)	$4,346,176	$701,351	$1,710,163	$155,218	$0
Restricted Stock Vesting(2)	$24,842,765	$3,064,954	$6,048,213	$0	$0
Restricted Stock Unit Vesting(2)	$0	$3,662,952	$3,662,952	$1,188,066	$1,188,066
Accelerated Vesting of Stock Options(3)	$3,370,695	$1,528,971	$3,888,076	$1,079,162	$834,287

(1)
Amounts represent the present value of the above market earnings that the officer's beneficiary would receive during the payment period, calculated using 12.0% as the earnings rate (as set forth in the plan) and a discount rate of 6.1% (reflecting the Moody's Corporate Average rate determined as of February 2, 2008).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share).

(3)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share) and subtracting the exercise price of such option shares.

Disability

        If a named executive officer becomes totally and permanently disabled while employed, the Post-Termination Benefits consist of:

  •
  Monthly payments under the Excess Long-Term Disability Plan if they also participated in the widely available long-term disability plan;

  •
  The right to continued above-market interest under the DCP-SMG;

  •
  Accelerated vesting of restricted stock and restricted stock unit awards; and

  •
  For Mr. Steinhafel, accelerated vesting of his June 2006 stock option award.

        Our Excess Long-Term Disability Plan, a self-insured unfunded plan, provides monthly disability income payments with respect to the portion of annualized salary and three-year average Bonus and Non-Equity Incentive Plan compensation above $225,000 but not exceeding $2,000,000. Payments from the plan are taxable to participants. The plan is intended to replace the participant's eligible compensation on an after-tax basis at approximately the same benefit levels under the long-term disability plan that is widely available for eligible employees. Participants who become disabled before age 65 are eligible to receive payments under the plan while they are totally and permanently disabled through the age 65 (with a minimum of three years of disability payments) or death, if sooner.

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Excess Long-Term Disability Plan (Annual Payments)(1)	$621,711	$609,666	$621,711	$544,525	$492,763
DCP-SMG: Present Value of Above-Market Interest(2)	$5,636,231	$0	$0	$0	$0
Restricted Stock Vesting(3)	$24,842,765	$3,064,954	$6,048,213	$0	$0
Restricted Stock Unit Vesting(3)	$0	$3,662,952	$3,662,952	$1,188,066	$1,188,066
Accelerated Vesting of Stock Options(4)	$0	$0	$1,421,369	$0	$0

(1)
Payments represent the annual amount payable from the Excess Long-Term Disability Plan. Amounts are based on assumed average individual tax rate of 42.2% (which considers federal, state, local, and employment taxes).

(2)
See Note 1 in the Voluntary Termination discussion above.

(3)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share).

(4)
Amounts determined by multiplying the number of option shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share) and subtracting the exercise price of such option shares.

Change-in-Control

        The following discussion describes the payments and benefits that: (1) are triggered by the occurrence of a change-in-control; and (2) are triggered only by a termination of employment following a change-in-control. In general terms, we will experience a change-in-control, as defined in our compensation plans, whenever any of the following events occur:

  •
  A majority of our Board of Directors consists of persons who have not been nominated or appointed by incumbent directors;

  •
  Any person or group acquires 30% or more of our common stock; or

  •
  Our shareholders approve a merger in which we will not be the surviving corporation.

        Importantly, our plans do not provide for any gross-ups for taxes due on any payments described in this section.

        The consequence of a change-in-control to the named executive officers, without termination of employment, is as follows:

  •
  The deferred compensation balance under the DCP-SMG, together with the present value of the continued above-market interest under the DCP-SMG, as well as the deferred compensation balance in the EDCP, will be paid in a lump sum as soon as allowed under Section 409A of the Internal Revenue Code.

  •
  Outstanding restricted stock awards will be immediately vested and released.

  •
  A pro rata portion of outstanding performance share unit awards (those still in their respective performance period) will be deemed to have been earned at the target payout level and paid out within 10 days following the change-in-control. The pro rata payout is based on the percentage of the three-year performance period that has elapsed as of the date of the change-in-control.

  •
  A pro rata portion of outstanding restricted stock units will vest and be paid out within 10 days following the change-in-control. The pro rata vesting is based on the percentage of the three year vesting period that has elapsed as of the date of the change-in-control.

        If a change-in-control occurred on February 2, 2008, the named executive officers would have received the following:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
DCP-SMG: Present Value of Above Market Interest(1)	$5,927,944	$3,452,046	$3,803,093	$338,645	$0
Restricted stock vesting(2)	$24,842,765	$3,064,954	$6,048,213	$0	$0
Performance share payouts(2)	$8,041,141	$2,054,200	$4,869,788	$1,496,764	$1,188,580
Restricted stock unit vesting(2)	$0	$1,322,305	$1,322,305	$428,845	$428,845

(1)
Upon a change-in-control, the present value of future above-market earnings on the participant's account would be paid as an immediate lump sum payment. The lump sum value is determined by assuming that payments of the executive's account will be made based on the executive's payment elections, and then determining the present value of the above-market earnings using the RP-2000 Combined Healthy Participant mortality table, an assumed annual earnings rate of 12.3% (reflecting the earnings rate in effect for the DCP-SMG during 2008) and a discount rate of 6.3% (reflecting a discount rate that is 6% less than the assumed earnings rate, as set forth in the terms of the plan).

(2)
Amounts determined by multiplying the number of shares for which vesting is accelerated by our closing stock price on February 1, 2008 ($57.05 per share).

        If a named executive officer's employment terminates following a change-in-control, the Post-Termination Benefits that may be received consists of severance under the ICP. In addition, an involuntary termination or a voluntary termination with good reason (a material reduction in compensation or responsibilities or a required relocation) will accelerate vesting of outstanding stock options. The estimated amount of additional Post-Termination Benefits in excess of the benefits triggered by the change-in-control transaction, under each termination of employment circumstance following a change-in-control, is as follows:

	Mr. Ulrich	Mr. Scovanner	Mr. Steinhafel	Mr. Francis	Mr. Griffith
Voluntary Termination:
• ICP Payments (Severance)	$14,952,640	$3,286,755	$4,519,866	$2,592,251	$2,258,969
Involuntary or Voluntary with Good Reason Termination:
• ICP Payments (Severance)	$14,952,640	$3,286,755	$4,519,866	$2,592,251	$2,258,969
• Accelerated Vesting of Stock Options	$3,370,695	$1,528,971	$3,888,076	$1,079,162	$834,287

Director Compensation

General Description of Director Compensation

        Our non-employee director compensation program allows directors to choose one of three forms of annual compensation—(a) a mix of cash, stock options, and restricted stock units, (b) all stock options (if the director meets our stock ownership guidelines), or (c) all restricted stock units. Each form under the compensation program is intended to provide approximately the same level of compensation to non-employee directors as follows:

	Basic Form	All Options	All RSUs
Cash(1)	$90,000	$0	$0
Options(2)	80,000	245,000	0
RSUs(3)	75,000	0	245,000

Total Compensation	$245,000	$245,000	$245,000

The differences in compensation among directors as reported in the Director Compensation table below are principally attributable to the required accounting treatment for stock options and RSUs.

(1)
The cash retainer is paid pro-rata in quarterly installments. Directors may defer receipt of all or a portion of any cash retainer into the Director Deferred Compensation Plan. Deferrals earn market returns based on the investment alternatives chosen by them from the funds offered by Target's 401(k) Plan.

(2)
In the basic form, a director receives all of the stock options in January. In the all options form, a director receives one-half of the stock options in each of January and June. The chart above reflects the estimated present value of the stock option awards based on the Black-Scholes option pricing model. Stock options are exercisable one year after the date of grant and have a term equal to the lesser of ten years or five years following a director's departure from the Board.

(3)
In the basic form, the RSUs are granted in June based on the volume weighted average price of Target common stock on the date of grant. In the all RSU form, one-half of the award is granted in each of January and June based on the volume weighted average price of Target common stock on the date of grant. RSUs generally vest over a three-year period and are settled in shares of Target common stock after the director's departure from the Board. Dividend equivalents are paid on RSUs in the form of additional RSUs.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	Total (5)
Roxanne Austin(6)	$115,000	$82,509	$84,408	$0	$281,917
Calvin Darden	$90,000	$38,339	$84,408	$0	$212,747
Mary N. Dillon	$30,000	$19,118	$0	$0	$49,118
James Johnson(7)	$0	$185,356	$141,278	$6,291	$332,925
Richard Kovacevich	$90,000	$46,673	$84,408	$0	$221,081
Mary Minnick	$0	$290,934	$0	$0	$290,934
Anne Mulcahy	$90,000	$38,339	$84,408	$0	$212,747
Derica W. Rice	$30,000	$52,296	$0	$0	$82,296
Stephen Sanger	$0	$0	$242,020	$4,072	$246,092
Warren Staley	$0	$126,713	$0	$0	$126,713
George Tamke	$90,000	$46,673	$84,408	$0	$221,081
Solomon Trujillo	$0	$21,672	$242,020	$15,359	$279,051

(1)
Amount reported represents the dollar value of outstanding RSUs and stock options that was recognized for financial reporting purposes in fiscal 2007 pursuant to FAS 123R. See Note 1 to the Summary Compensation table for more information on the assumptions used in accounting for equity awards. Details on the stock awards and option awards granted during fiscal 2007 are as follows:

	Stock Awards (RSUs)		Option Awards
	# of Shares	Grant Date Fair Value	# of Shares	Grant Date Fair Value
Ms. Austin	1,189	$75,002	4,705	$84,408
Mr. Darden	1,189	$75,002	4,705	$84,408
Ms. Dillon(8)	3,305	$172,543	0	$0
Mr. Johnson	2,141	$135,054	7,875	$141,278
Mr. Kovacevich	1,189	$75,002	4,705	$84,408
Ms. Minnick	4,448	$245,019	0	$0
Ms. Mulcahy	1,189	$75,002	4,705	$84,408
Mr. Rice(8)	3,305	$172,543	0	$0
Mr. Sanger	0	$0	12,708	$242,020
Mr. Staley	0	$0	0	$0
Mr. Tamke	1,189	$75,002	4,705	$84,408
Mr. Trujillo	0	$0	12,708	$242,020

(2)
The aggregate number of stock options, shares of restricted stock and restricted stock units outstanding at fiscal year-end held by directors was as follows:

Name	Stock Options	Restricted Stock	Restricted Stock Units
Ms. Austin	44,138	2,388	2,565
Mr. Darden	30,919	2,901	2,565
Ms. Dillon	0	0	3,308
Mr. Johnson	94,022	5,988	4,497
Mr. Kovacevich	65,709	9,074	2,565
Ms. Minnick	0	886	10,878
Ms. Mulcahy	20,461	6,314	2,565
Mr. Rice	0	0	3,308
Mr. Sanger	98,710	5,802	0
Mr. Staley	45,280	0	0
Mr. Tamke	74,573	3,634	2,565
Mr. Trujillo	90,334	7,470	1,371

  Our stock ownership guidelines for directors require them to hold three times the annual cash retainer in Target common stock. Directors have five years to comply with these guidelines, either from the adoption date (if they were a director at that time) or the first day of the fiscal year following their election. If compliance is not achieved by the deadline, they must hold all shares acquired through the exercise of stock options (net of exercise price and taxes) until the guideline amount is met.

(3)
Amount reported represents above-market earnings on non-qualified deferred compensation, consisting of an additional 6.0% annual return on a frozen deferred compensation plan. Prior to December 31, 1996, deferrals were allowed under our Deferred Compensation Plan Directors ("DCP-Director"). No new deferrals or participants were allowed after that year. Participants' DCP-Director accounts are credited each month with earnings based on the Moody's Corporate Bond Yield Average for the June of the preceding calendar year plus an additional annual return of 6%. The minimum crediting rate is 12% and the maximum is 20%.

(4)
In addition to amounts reported, non-employee directors who were elected prior to 1997 are eligible to receive a lump sum payment the February following the date they leave their directorship. The payment is equal to the present value of an annual payment stream of $25,000 (i.e., the director's fee in effect as of December 31, 1996) for a period equal to the number of years of service of the individual as a director before December 31, 1996. The present value is based on a discount rate of 5.8%. There are four active directors eligible to receive a benefit under this program. These directors, and their current benefit values are:

Name	Retirement Benefit
Mr. Johnson	$18,580
Mr. Kovacevich	$3,949
Mr. Sanger	$16,522
Mr. Trujillo	$52,152
(5)
In addition to the amounts reported, all directors also receive a 10% discount on merchandise purchased at Target stores and Target.com, both during active service and following retirement. Non-employee directors are also provided with $100,000 of accidental death life insurance.

(6)
Ms. Austin received additional annual compensation of $25,000 as a result of her role as Chairperson of the Audit Committee.

(7)
Mr. Johnson received additional annual compensation of $25,000 as a result of his role as Vice Chairman of the Executive Committee and Chairman of the Compensation Committee.

(8)
As a newly-elected non-employee director, the director received a one-time award of RSUs with a face value of $50,000 upon joining the Board, subject to the same terms as other director RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of our common stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to us and written representations that no other reports were required during the fiscal year ended February 2, 2008, all Section 16(a) filing requirements were met.

ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of Ernst & Young LLP as the independent registered public accounting firm for Target and its subsidiaries for the fiscal year ending January 31, 2009. We have retained Ernst & Young LLP in this capacity since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional services performed by Ernst & Young LLP for the annual audit of our consolidated financial statements for fiscal 2007 and 2006, the review of our interim consolidated financial statements for each quarter in fiscal 2007 and 2006 and for audit-related, tax and all other services performed in fiscal 2007 and 2006:

	Fiscal Year End
	February 2, 2008	February 3, 2007
Audit Fees(a)	$3,500,000	$3,300,000
Audit-Related Fees(b)	300,000	200,000
Tax Fees(c)	100,000	200,000
All Other Fees	0	0

Total	$3,900,000	$3,700,000

(a)
Includes annual audit of consolidated financial statements, accounting consultation, Sarbanes-Oxley Section 404 attestation services, comfort letters, consents for securities offerings and other agreed upon procedures.

(b)
Includes benefit plan audits and review of accounting treatment of contemplated transactions.

(c)
Includes Form 5500s and tax compliance services.

        The Audit Committee's current practice requires pre-approval of all audit services and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        The Audit Committee pre-approved all of the audit and non-audit services performed by Ernst & Young during fiscal 2006 and 2007.

        THE AUDIT COMMITTEE RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Report of the Audit Committee

        The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee Target's financial reporting process. Management has primary responsibility for our consolidated financial statements and reporting process, including our systems of internal controls. Target's independent registered public accounting firm is responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm will express its opinion on the effectiveness of our internal control over financial reporting.

        A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is available online at www.target.com (click on "Investors," "Corporate Governance" and "Board Committees").

        In performing its functions, the Audit Committee:

  •
  met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations and their evaluations of Target's internal controls;

  •
  reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented; and

  •
  received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, and discussed with them matters relating to their independence.

        Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2008, for filing with the SEC.

AUDIT COMMITTEE

Roxanne S. Austin, Chair
Richard M. Kovacevich
Anne M. Mulcahy
George W. Tamke

ADDITIONAL INFORMATION

Business Ethics and Conduct

        We are committed to conducting business lawfully and ethically. All of our directors and employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        We intend to disclose any future amendments to, or waivers from, any provision of our Business Conduct Guide involving our directors, our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within four business days following the date of any such amendment or waiver.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are included within our Corporate Responsibility Report.

Commitment to Diversity

        We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer, and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers, and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population is included within our Corporate Responsibility Report.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2008 Annual Meeting.

SHAREHOLDER INFORMATION

Shareholder Proposals

        Shareholder proposals (other than director nominations) for consideration at our 2009 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary at Target Corporation, 1000 Nicollet Mall, Mail Stop TPS 3255, Minneapolis, Minnesota 55403 by December 8, 2008 in order to be included in the Proxy Statement. Under Target's By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 21, 2009 for our 2009 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

        Under Target's restated articles of incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by our Corporate Secretary at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations representative by email at investorrelations@target.com, by mail to the address listed on the cover of this Proxy Statement, Attention: Investor Relations, or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2007 Annual Report or this Proxy Statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

www.target.com

Important Notice Regarding the Availability of Proxy Materials for the Target Corporation Shareholder Meeting to be held on 05/22/08.

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy. The items to be voted on and location of the annual meeting are on the reverse side.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view: Notice and Proxy Statement and Anuual Report

To view this material, have the 12-digit Control #(s) (located on the following page) available and visit:  www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 05/02/08.

To request material:	Internet: www.proxyvote.com	Telephone: 1-800-579-1639	**Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

TARGET CORPORATION

1000 NICOLLET MALL MINNEAPOLIS, MN 55403-2542	Vote By Internet

When you go online to view materials, you can also vote your shares or request printed materials.

Step 1: Go to www.proxyvote.com.

Step 2: Enter the 12-digit Control Number located on the following page.

Step 3: Click “View 2008 Shareholder Material” to view proxy materials.

Step 4: Click “Vote” or “Request Copy”.

Step 5: Follow the instructions on the screen to log in.

Step 6:   Make your selection as instructed on each screen to select delivery preferences and vote. Your vote must be completed by 11:59 P.M. Eastern Time on May 21, 2008, except for participants in the Target Corporation 401(k) plan, in which case the voting deadline is 11:59 P.M. on May 19, 2008.

Meeting Location The Annual Meeting for holders as of 03/24/08 is to be held on 05/22/08 at 11:00 A.M. PDT at: Target Store 350 West Lake Mead Parkway Henderson, NV 89115-7088

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 12, 2008. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET. DIRECTIONS ARE PROVIDED ON THE ADMISSION TICKET.

Voting items
The Board of Directors Recommends a Vote “FOR” the listed nominees in Item 1 and “FOR” Item 2.

1.	Election of Directors Nominees:		2.	Company proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.

	1a.	Roxanne S. Austin

	1b.	James A. Johnson

	1c.	Mary E. Minnick

	1d.	Derica W. Rice

1000 NICOLLET MALL
MINNEAPOLIS, MN 55403-2542

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Target Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Target Corporation in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TARGT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARGET CORPORATION

The Board of Directors Recommends a Vote “FOR” the listed nominees in Item 1 and “FOR” Item 2.

1.	Election Of Directors	For	Against	Abstain
Nominees:
	1a. Roxanne S. Austin	☐	☐	☐

	1b. James A. Johnson	☐	☐	☐

	1c. Mary E. Minnick	☐	☐	☐

	1d. Derica W. Rice	☐	☐	☐

		For	Against	Abstain

2.	Company proposal to ratify the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

If you are a registered or beneficial shareholder, consenting to receive all future annual meeting materials electronically is simple and fast! Enroll today at www.icsdelivery.com/target for secure online access to your proxy materials.

NOTE:

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your full title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

For comments, please check this box and write them on the back where indicated.		☐

	Yes	No

Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2008 Proxy Statement.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 12, 2008. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET.

As a Registered Shareholder, you can access this Target Corporation account online via:
www.bnymellon.com/shareowner/isd

BNY Mellon Shareowner Services, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on this shareholder account.

•      View account status

•      View certificate history

•      View book-entry information

•      View payment history for dividends
•      Make address changes

•      Obtain a duplicate 1099 tax form

•      Establish/change your PIN

For Technical Information Call 1-877-978-7778

Monday-Friday between 9 a.m.-7 p.m. Eastern Daylight Time

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Proxy Solicited on Behalf of the Board of Directors for the May 22, 2008 Annual Meeting of Shareholders

YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet voting and telephone voting deadlines are 11:59 p.m. Eastern Daylight Time on

May 21, 2008 for all shareholders except participants in the Target Corporation 401(k) Plan; and

May 19, 2008 for participants in the Target Corporation 401(k) plan.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Robert J. Ulrich, Gregg W. Steinhafel, Douglas A. Scovanner and Timothy R. Baer, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 22, 2008, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in items 1 and 2. The proxies cannot vote these shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Corporation. These instructions will be followed as directed, but if a signed proxy card is returned but no direction is given, the Trustee is instructed to vote FOR proposals set forth in items 1 and 2. Shares held in the Plan for which no voting instructions are received by the Trustee will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after May 19, 2008, will not be counted.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

QuickLinks

VOTING METHODS
Your vote is important. Thank you for voting. ADMISSION POLICY
NOTICE OF INTERNET AVAILABILITY OF PROXY MATAERIALS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
  What is the purpose of the Annual Meeting?
  Who may vote?
  Who may attend the Annual Meeting?
  What constitutes a quorum?
  May I vote by proxy card, by telephone or through the Internet?
  May I vote confidentially?
  May I change my vote?
  How does the Board recommend I vote?
  How many votes are required to approve each item?
  What is a broker non-vote?
  What if other matters are presented for determination at the Annual Meeting?
  Who pays the expenses incurred in connection with the solicitation of proxies?
  How may I get additional copies of the Annual Report?
  How may I receive materials through the Internet?
  How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?
ITEM ONE—ELECTION OF DIRECTORS
GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS
  Director Independence
  Corporate Governance Documents Available on Our Website
  Board Meetings
  Committees
  Executive Committee
  Nominating Committee
  Compensation Committee
  Audit Committee
  Finance Committee
  Corporate Responsibility Committee
  Corporate Governance Committee
  Lead Director
  Communications with Directors
CERTAIN RELATIONSHIPS
  Policy on Transactions with Related Persons
BENEFICIAL OWNERSHIP OF CERTAIN SHAREHOLDERS
  Share Ownership of Directors and Officers
EXECUTIVE AND DIRECTOR COMPENSATION
  Compensation Discussion and Analysis
  Executive Summary
  Roles of Compensation Committee, Management and Consultants
  Compensation Positioning
  Competitive Benchmarking
  Benchmarking Elements and Amounts
  2007 Compensation Actions Table
  Key Performance Measures and Performance Goals
  Variable Short-Term Cash-Based Compensation Measures (Bonus and Non-Equity Incentive Plan)
  Variable Long-Term Equity-Based Compensation Measures (Option Awards and Stock Awards)
  2007 Performance Goals for Variable Plans and Actual Results
  Policies on Stock Ownership and Equity Grant Timing
  Stock Ownership Requirements
  Grant Timing Policy
  Retention Elements
  Long-Term Incentive Compensation
  Pension Plan
  Deferred Compensation
  Perquisites
  Employment Contracts
  Income Continuance
  Executive-Specific Variations in Targeted Compensation Levels
  Tax Considerations—Code Section 162(m)
  Compensation Committee Report
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal 2007
Outstanding Equity Awards at 2007 Fiscal Year-End
  Voluntary Termination
  Involuntary Termination
  Death
  Disability
  Change-in-Control
  General Description of Director Compensation
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  Audit and Non-audit Fees
  Report of the Audit Committee
ADDITIONAL INFORMATION
  Business Ethics and Conduct
  Vendor Standards and Compliance
  Commitment to Diversity
SHAREHOLDER INFORMATION
  Shareholder Proposals
  Householding Information